UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

WAYSIDE TECHNOLOGY GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WAYSIDE TECHNOLOGY GROUP, INC.

4 Industrial Way West, 3rd Floor

Eatontown, New Jersey 07724

MESSAGE FROM THE BOARD OF DIRECTORS

Dear Wayside Technology Group Shareholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Meeting”) of Wayside Technology Group, Inc., a Delaware corporation (the “Company”), which is scheduled to be held on June 8, 2021 at 10:00 a.m., Eastern Time, and any postponements or adjournments thereof. Due to the public health impact of the coronavirus outbreak (COVID-19), and to support the health and well-being of our employees and stockholders, this year’s Meeting will be a virtual meeting of stockholders, conducted via live audio webcast. You will be able to attend the Meeting and vote and submit questions during the Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/WSTG2021. As always, your vote is important. Details of the business to be conducted at the Meeting and how to participate in the meeting are given in the accompanying Notice of Annual Meeting of Stockholders and the Company’s proxy statement.

2020 proved to be a very challenging year filled with both challenges and opportunities. The most challenging surprise we faced was the COVID-19 pandemic and consequent economic disruption. Your management team and employees did an outstanding job in safely regrouping, while continuing to provide high-touch service to both our customer and vendor communities.

On the opportunity side, your management team completed two acquisitions in 2020. The acquisitions of Interworks in Canada closed in April and CDF (d/b/a Sigma/Grey Matter) in the UK closed in November. We believe that the Sigma/Grey Matter acquisition will enhance many of our current product offerings and that CDF’s consulting group, Cloud Know How, will help Climb launch a Cloud Services Platform (CSP) in 2021.

These acquisitions were the first for Wayside in 25 years and reflect the alert and opportunistic mindset of our management team. Through prudent financial management we were able to free-up nearly $40 million of balance sheet capital which was used in part to finance both acquisitions in cash. We increased the value of our enterprise, created additional earnings, and ended the year with a substantial remaining cash balance.

We had many notable operational accomplishments throughout the year. The following summarizes just a few:

•	We added a dedicated sales team for Tintri. Our sales with them rose by nearly 400% in 2020 versus 2019; consequently, we were named “Distribution Partner of the Year.”
•	We added a dedicated sales team for Micro Focus. Our sales with them almost doubled in 2020 compared to 2019.
•	We continued to penetrate the large value-added reseller (VAR) marketplace as we transacted with 160 more VARs in 2020 than in 2019.
•	Although we do business with all major industry DMRs, in 2020 we focused significant sales efforts on CDW, SHI and Insight. Since 2018, our top-line US revenue with these three key strategic partners continues to see significant increases.
•	On May 18, 2020 we rebranded to Climb Channel Solutions, retiring the legacy Lifeboat Distribution name. This change memorializes the evolution of our company from an operations/order-taking focused company to a sales-focused organization that targets the development of emerging technology vendors. Many of the improvements we made to our operations, vendor recruitment, and sales and marketing are reflected in our record financial performance.
•	Climb Elevate, a wholly owned subsidiary of Climb Channel Solutions, Inc., was launched in late 2020, representing a logical extension of our enterprise strategy. Climb Elevate focuses on efficient quote-to-ship processes for emerging technology brands that are not quite ready for a full distribution play. Climb Elevate will open new opportunities for our organization and significantly broaden the scope of new brands we can take to market.

Our leadership team firmly believes that, while very difficult to quantify, a continued significant cultural shift is occurring at the Company. Our primary focus is relationship-based selling. We believe we need to be best in class operationally, but we are now recognized first and foremost as a sales company.

Our revenue continues to grow as do our earnings from operations, a consequence of hard work and creativity. We will continue to evaluate strategic uses of our balance sheet cash and operating cash-flow, which we anticipate will increase this year, due in part to organic growth and in part to our newly acquired businesses.

Your Board of Directors has been refreshed over the past few years, most recently in June of 2020 when Ms. Carol DiBattiste joined the Board. She brings excellent business, legal and analytical skills to our Board group. This year we thank Ms. Diana Kurty for her years of service and noted contribution as Chair of our Audit Committee. She will be leaving our Board as we welcome Ms. Gerri Gold, who has been nominated for election at the Meeting. Gerri brings many years of technology, finance and executive management experience. We have assembled an intellectually diverse Board representing individuals from a variety of professional backgrounds. Each offers unique strategic, management and business perspectives that add greatly to the intellectual output you should expect from your Board.

During 2020 we established a new committee of the Board, Risk & Security. This is an increasingly important area of concern, particularly for public companies. To date the committee has meet a half a dozen times and further solidified our already robust policies and procedures.

Capital allocation continues to be an integral function of your Board and management team which heavily influences our long-term strategy. You would be pleased by the amount of thoughtful time and energy devoted to coordinating our capital allocation plan with our strategic operating plan. This energy is a derivative of the diversity of thought coming from around our Board table.

As your Board Chair, I am happy to report high levels of corporate governance, attention to detail, and focus on the creation of shareholder value. As an investment professional I spend significant time interacting with public company management teams and board directors. The group of individuals assembled at Wayside is nothing short of extraordinary, in my opinion. To each I offer my sincerest thanks for a job well done.

As we look ahead to 2021 and beyond, the future appears bright. We have a great team lead by our CEO, Dale Foster, an industry-experienced executive who is respected and admired throughout the industry. His team is dedicated and focused, consistently looking to the future and building an enterprise with lasting value.

On behalf of your entire Wayside team, we express our gratitude for your support over the past year and your encouragement in the years ahead.

Your Chair,

Jeffrey R. Geygan

The accompanying Notice of Annual Meeting of Stockholders and proxy statement are first being made available to stockholders beginning April 16, 2021.

WAYSIDE TECHNOLOGY GROUP, INC.

4 Industrial Way West, 3rd Floor

Eatontown, New Jersey 07724

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 8, 2021

Dear Stockholders:

Notice is hereby given that the 2021 Annual Meeting of Stockholders (the “Meeting”) of Wayside Technology Group, Inc., a Delaware corporation (the “Company”) is scheduled to be held on June 8, 2021 at 10:00 a.m., Eastern Daylight Time via live audio webcast, for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To vote upon on the election of seven directors to the Company’s Board of Directors (the “Board”), each to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualified (Proposal 1);

2.	To vote upon a non-binding, advisory resolution to approve the executive compensation of the Company’s named executive officers, as described in the accompanying proxy statement (Proposal 2);
3.	To vote upon the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2020 (Proposal 3); and

4.	To vote upon the approval of the Wayside Technology Group, Inc. 2021 Omnibus Incentive Plan, as described in the accompanying proxy statement (Proposal 4).

Stockholders may also consider and take action on such other matters as may properly come before the Meeting and any postponement or adjournment thereof.

The Board recommends a vote “FOR” each of the Company’s seven nominees for directors named in the accompanying proxy statement and a vote “FOR” each of Proposal 2, 3 and 4.

You will be able to attend the Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/WSTG2021. In order to participate in the Meeting, you must enter the 16-digit voting control number found on your proxy card, voting instruction form or notice that you received previously. If you do not have your control number, you may elect to participate in the Meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual Meeting. You will not be able to physically attend the Meeting.

The close of business on April 13, 2021 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and any postponement or adjournment thereof. A list of these stockholders will be open for examination by any stockholder electronically during the Meeting at www.virtualshareholdermeeting.com/WSTG2021 when you enter your control number. The Meeting may be adjourned from time to time. At any adjourned meeting, action with respect to matters specified in this notice may be taken without further notice to stockholders, unless required by law or the Company’s Amended and Restated Bylaws (the “Bylaws”).

Whether or not you expect to attend the Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods by (i) accessing the Internet site described in your proxy card or voting instruction form provided to you, (ii) calling the toll-free number in your proxy card or voting instruction form provided to you, or (iii) completing, signing, dating and returning the enclosed proxy card promptly in the accompanying envelope, which requires no postage if mailed in the United States, or voting instruction form provided to you. If your shares are held in street name, you will receive a voting instruction form from the holder of record. Regardless of the number of shares of common stock of the Company that you own, your vote is important. Thank you for your continued support, interest and investment in Wayside Technology Group, Inc.

By Order of the Board of Directors,

/s/ Jeff Geygan
Chairman

April 16, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON JUNE 8, 2021.

The accompanying proxy statement, the accompanying proxy card, and the Company’s Annual Report to Stockholders (including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020) are available free of charge at www.proxyvote.com. Information on this website, other than this proxy statement, is not a part of this proxy statement.

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The accompanying proxy statement provides a detailed description of the business to be conducted at the Meeting. We urge you to read the accompanying proxy statement, including the appendices, carefully and in their entirety.

WAYSIDE TECHNOLOGY GROUP, INC.

4 Industrial Way West, 3rd Floor

Eatontown, New Jersey 07724

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Wayside Technology Group, Inc., a Delaware corporation (the “Company”) of proxies to be voted at the Annual Meeting of Stockholders (the “Meeting”) to be held on June 8, 2021 at 10:00 a.m., Eastern Time, and at any postponements or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. You will be able to attend the Meeting, vote your shares electronically and submit your questions during the meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/WSTG2021. In order to participate in the Meeting, you must enter the 16-digit voting control number found on your proxy card, voting instruction form or notice that you received previously. If you do not have your control number, you may elect to participate in the Meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual Meeting.

The approximate date on which this proxy statement and the accompanying proxy card is first being made available to the Company’s stockholders is April 16, 2021.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why am I receiving this proxy statement?

The Board is soliciting your proxy vote for the Meeting because you owned shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at the close of business on April 13, 2021 (the “Record Date”) for the Meeting, and therefore, are entitled to vote at the Meeting on the following proposals:

•	Proposal 1: The election of the seven directors to serve on the Board, each until the next annual meeting of stockholders and until his or her successor is duly elected and qualified;
•	Proposal 2: The approval of a non-binding advisory resolution to approve the compensation of the Company’s named executive officers, as described in this proxy statement;
•	Proposal 3: The ratification of the appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and
•	Proposal 4: The approval of the Wayside Technology Group, Inc. 2021 Omnibus Incentive Plan, as described in this proxy statement.

Stockholders may also consider and take action upon such other matters as may properly come before the Meeting and any postponement or adjournment thereof.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4.

When and where will the Meeting be held?

The Meeting is scheduled to be held on June 8, 2021, at 10:00 a.m., Eastern Time. Due to the public health impact of the coronavirus outbreak (COVID-19), and to support the health and well-being of our employees and stockholders, this year’s Meeting will be a completely virtual meeting of stockholders, conducted via live audio webcast. You will be able to attend the Meeting and vote and submit questions during the Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/WSTG2021. You must enter the 16-digit voting control number found on your proxy card, voting instruction form or notice that you received previously. If you do not have your control number, you may elect to participate in the Meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual Meeting.

Who is soliciting my vote?

The Board, on behalf of the Company, is soliciting your proxy to vote your shares of Common Stock on all matters scheduled to come before the Meeting, whether or not you attend the Meeting. By completing, signing, dating and returning the proxy card or voting instruction form, or by submitting your proxy and voting instructions over the Internet or by telephone, you are authorizing the persons named as proxies to vote your shares of Common Stock at the Meeting as you have instructed.

You may also be solicited by press releases issued by us, postings on our corporate website or other websites or otherwise. Unless expressly indicated otherwise, information contained on our corporate website is not part of this proxy statement. In addition, none of the information on the other websites, if any, listed in this proxy statement is part of this proxy statement. Such website addresses are intended to be inactive textual references only.

What are the Board’s recommendations?

Our Board unanimously recommends that you vote by proxy using the WHITE proxy card with respect to the proposals as follows:

•	“FOR” the election of Messrs. Geygan, Foster, Crane, Bryant and McCarthy and Mses. DiBattiste and Gold to serve on the Board, each until the next annual meeting of stockholders and until his or her successor is duly elected and qualified;
•	“FOR” the non-binding advisory resolution to approve the compensation of the Company’s named executive officers, as described in this proxy statement;
•	“FOR” the ratification of the appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2021; and
•	“FOR” the approval of the Wayside Technology Group, Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”).

Who is entitled to vote at the Meeting?

The Board has set the close of business on April 13, 2021 as the Record Date for the Meeting. You are entitled to notice and to vote if you were a stockholder of record of Common Stock, as of the close of business on the Record Date. You are entitled to one vote on each proposal for each share of Common Stock you held on the Record Date. Your shares may be voted at the Meeting only if you are present in person or your shares are represented by a valid proxy. At the close of business on the Record Date, there were 4,410,035 shares of our Common Stock issued, outstanding and entitled to vote at the Meeting.

What is the difference between a stockholder of “record” and a “street name” holder?

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares. The Company sent the proxy materials directly to you. The proxy card accompanying this proxy statement will provide information regarding internet and telephone voting for record holders.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. You are considered to be the beneficial owner of those shares and your shares are said to be held in “street name,” and the proxy materials are being forwarded to you by that organization. Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares. If you hold your shares in “street name,” please instruct your bank, broker, trust or other nominee how to vote your shares using the voting instruction form provided by your bank, broker, trust or other nominee so that your vote can be counted. The voting instruction form provided by your bank, broker or other nominee may also include information about how to submit your voting instructions over the Internet or by telephone, if such options are available.

What constitutes a quorum?

The presence in person or by proxy of holders of a majority of the voting power of the outstanding stock of the Company entitled to vote at the Meeting, present in person or represented by proxy at the Meeting, constitutes a quorum, which is required to hold and conduct business at the Meeting. Shares are counted as present at the Meeting if:

•	you are present in person at the Meeting; or
•	your shares are represented by a properly authorized and submitted proxy (submitted over the Internet, by telephone or by mail).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if you provide voting instructions to your broker, bank, trust or other nominee and such broker, bank, trust or other nominee submits a proxy covering your shares. Broker non-votes (as described below) also count toward the quorum requirement. In the absence of a quorum or for any other reason, the Meeting may be adjourned, from time to time, by the chairman of the meeting or the Chair of our Board. In the absence of a quorum, the Meeting may be adjourned, from time to time, by a majority vote of the stockholders present in person or represented by proxy and entitled to vote,.If the adjournment is not for more than thirty days, the adjourned meeting may be held without any notice other than an announcement at the meeting.

How do I attend and vote at the Meeting?

You will be able to attend the Meeting and vote and submit questions during the Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/WSTG2021. You must enter the 16-digit voting control number found on your proxy card, voting instruction form or notice that you received previously. If you do not have your control number, you may elect to participate in the Meeting as a “Guest”, but you will not have access to vote your shares or ask questions during the virtual Meeting.

Online access to the audio webcast will open approximately 15 minutes prior to the start of the Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the Meeting prior to the start time.

How do I vote my shares without attending the Meeting?

The process for voting your shares depends on how your Common Stock is held. Generally, you may hold Common Stock in your name as a “stockholder of record” or in an account with a broker, bank, trust or other nominee (i.e., in “street name”). If your shares are registered in your name, you may vote your shares in person at the Meeting or by proxy whether or not you attend the Meeting. You may vote using any of the following methods:

•	By Internet — Stockholders of record may submit proxies over the Internet at www.virtualshareholdermeeting.com/WSTG2021, as described in the Internet voting instructions on the proxy card. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks, trusts or nominees. Please check the voting instruction form for Internet voting availability.

•	By Telephone — Stockholders of record may submit proxies by telephone by calling (866) 414-9273 if in the United States or Canada, as described in the telephone voting instructions on their proxy cards. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks, trusts or nominees. Please check the voting instruction form for telephone voting availability.

•	By Mail — Stockholders of record may submit proxies by completing, signing and dating the proxy cards and mailing them in the accompanying pre-addressed envelopes. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks, trusts or other nominees and mailing them in the accompanying pre-addressed envelopes.

Even if you plan to attend the Meeting, we recommend that you also submit your proxy or voting instructions by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the Meeting. The Internet and telephone voting facilities will close at 11:59 p.m. ET on June 7, 2021. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

How can I change my vote or revoke my proxy?

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Meeting. Stockholders of record may revoke a proxy prior to the Meeting by (i) delivering a written notice of revocation that is dated later than the date of your proxy to the attention of the Corporate Secretary at our offices at 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724, (ii) signing and delivering a later-dated proxy over the Internet, by telephone or by mail, that we receive no later than 11:59 p.m. ET on June 7, 2021 or (iii) attending and voting at the Meeting. Attendance at the Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

How will my shares be voted?

Stockholders of record as of the close of business on the Record Date, are entitled to one vote for each share of Common Stock held on each matter to be voted upon at the Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Meeting, and not revoked or superseded, will be voted at the Meeting in accordance with the instructions indicated on those proxies. If you return a validly executed proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of the seven Board nominees (Proposal 1); “FOR” the non-binding, advisory resolution approving the compensation of the Company’s named executive officers (Proposal 2); “FOR” the ratification of the appointment of BDO as our independent registered public accounting firm for the fiscal year ended December 31, 2021 (Proposal 3); and “FOR” the approval of the 2021 Plan (Proposal 4).

What is discretionary voting? What is a broker non-vote?

A broker non-vote occurs when the broker is unable to vote on a proposal because the proposal is not routine and the stockholder who owns the shares in “street name” has not provided any voting instructions to the broker on that matter. The New York Stock Exchange (“NYSE”) rules determine whether proposals are routine or not routine. If a proposal is routine, a broker holding shares for an owner in street name may vote on the proposal without voting instructions. Proposal 1, Proposal 2 and Proposal 4 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Proposal 3 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal. If your shares are held in street name, please follow the voting instructions that you receive from that institution. The institution will not be able to vote your shares on any of the proposals except the ratification of the appointment of BDO unless you have provided voting instructions. Broker non-votes are not treated as entitled to vote for all other matters proposed for a vote at the meeting, so they will have no effect on those matters.

What is the effect of abstentions and broker non-votes on voting?

Abstentions and broker non-votes will be counted as present at the Meeting for the purpose of determining a quorum. Because the election of each director nominee will require a plurality of the shares of Common Stock present in person or represented by proxy entitled to vote at the Meeting, “withhold” votes have no effect on the outcome of Proposal 1. Abstentions may not be specified with respect to Proposal 1. To approve the advisory vote on the compensation of the Company’s named executive officers, to ratify the appointment of BDO as the Company’s independent registered public accounting firm for 2021, and to approve the 2021 Plan, if a quorum is present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote is required for approval. As a result, abstention votes will have the same effect as a vote against such matters. Broker non-votes are not treated as entitled to vote on Proposals 1, 2 and 4, so they will have no effect on those matters. Proposal 3 is considered a discretionary matter, and there will be no broker non-votes on this proposal.

Could other matters be decided at the Meeting?

We do not expect any other items of business will be presented for consideration at the Meeting other than those described in this proxy statement. However, by completing, signing, dating and returning the proxy card or submitting your proxy or voting instructions over the Internet or by telephone, you will give to the persons named as proxies discretionary voting authority with respect to any matter that may properly come before the Meeting.

Who will count the votes?

All votes will be tabulated as required by Delaware law, the state of our incorporation, by the inspector of election appointed for the Meeting in accordance with the Bylaws, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

When will the voting results be announced?

The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days after the Meeting. If our final voting results are not available within four business days after the Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

What vote is required with respect to the proposals?

Election of Directors. Pursuant to our Bylaws, the affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy entitled to vote at the Meeting is necessary for the election of directors under Proposal 1 at the Meeting. This means that the nominees receiving the highest number of “FOR” votes of the shares entitled to be voted in the election of directors will be elected. You may vote “FOR” all Board nominees, “WITHHOLD” your vote as to all Board nominees, or “FOR ALL” Board nominees except the specific nominee from whom you “WITHHOLD” your vote. There is no “against” option. Shares voting “WITHHOLD” are counted for purposes of determining a quorum. However, if you withhold authority to vote with respect to the election of any or all of the nominees, your shares will not be voted with respect to those nominees indicated. Therefore, “WITHHOLD” votes will not affect the outcome of the election of directors. Brokers do not have discretionary authority to vote on the election of directors. Broker non-votes and “WITHHOLD” votes will have no effect on the outcome of Proposal 1. Proxies may not be voted for more than the number of director nominees listed on the submitted proxy card and stockholders may not cumulate votes.

Non-binding Resolution to Approve Compensation for Named Executive Officers. The approval of a non-binding, advisory resolution approving the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 2, the abstention will have the same effect as an “AGAINST” vote. While the vote on Proposal 2 is advisory, and will not be binding on the Company or the Board, the Board will review the results of the voting on this proposal and take it into consideration when making future decisions regarding executive compensation as we have done in this and previous years. Broker non-votes will have no effect on the outcome of Proposal 2.

Ratification of Auditors. The ratification of the appointment of BDO requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Meeting and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 3, the abstention will have the same effect as an “AGAINST” vote. Proposal 3 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.

Approval of the 2021 Plan. The approval of the 2021 Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by the proxy at the Meeting and entitled to vote. You may vote “FOR,” “AGAINST” or “ABSTAIN”. If you “ABSTAIN” from voting on Proposal 4, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of Proposal 4.

Who will pay for the solicitation of proxies?

The Company will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy card, the Notice of Annual Meeting of Stockholders and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Proxies may be solicited by telephone, facsimile, electronic mail or personal solicitation. Our directors, officers, and employees may also solicit proxies for no additional compensation.

Do I have appraisal or dissenters’ rights?

None of the applicable Delaware law, our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), nor our Bylaws, provide for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals set forth in this proxy statement. Accordingly, you will have no right to dissent and obtain payment for your shares in connection with such proposals.

CORPORATE GOVERNANCE

Role of the Board of Directors

In accordance with the General Corporation Law of the State of Delaware and our Certificate of Incorporation and Bylaws, our business, property and affairs are managed under the direction of the Board. Although our non-employee directors are not involved in our day-to-day operating details, they are kept informed of our business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board and committees of the Board.

Board Leadership Structure

The Board believes it is appropriate to separate the roles of Chief Executive Officer (“CEO”) and Chair of our Board (“Board Chair”) as a result of the demands of and differences between each role. Jeff Geygan serves as the Board Chair. Dale Foster serves as our CEO and as a member of our Board. Our Board believes that this leadership structure provides the most efficient and effective leadership model for our Company by enhancing the ability of the Board Chair and CEO to provide clear insight and direction of business strategies and plans to both the Board and management. Separating the CEO and Board Chair roles allows us to efficiently develop and implement corporate strategy that is consistent with the Board's oversight role, while facilitating strong day-to-day executive leadership.

The duties and responsibilities of our Board Chair include: (i) chairing Board meetings, including presiding over all executive sessions of the Board (without management present) at every regularly scheduled Board meeting; (ii) consulting with the CEO on such other matters as are pertinent to the Board and the Company; (iii) working with management to determine the information and materials provided to Board members; (iv) approving Board meeting schedules, agenda and other information provided to the Board; (v) the authority to call meetings of the independent directors; (vi) serving as principal liaison between the independent directors and the CEO and between the independent directors and senior management; and (vii) being available for direct communication and consultation with stockholders upon request. Our CEO is responsible for setting the strategic direction for the Company, with guidance from the Board. The CEO is also responsible for the day-to-day leadership and performance of the Company, while the Board Chair provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board.

Another key component of our leadership structure is our strong governance practices designed to ensure that the Board effectively carries out its responsibility for the oversight of management. All of our directors, except Mr. Foster, are independent, and all Board committees are comprised entirely of independent directors. Our independent directors meet at each Board meeting in regularly scheduled executive sessions (not less than twice per year) and may schedule additional executive sessions as appropriate. Members of management do not attend these executive sessions. The Board has full access to the management team at all times. In addition, the Board or any committee thereof may retain, on such terms as determined by the Board or such committee, as applicable, in its sole discretion, independent legal, financial and other consultants and advisors to assist the Board or committee, as applicable, in discharging its oversight responsibilities.

Board Oversight of Risk Management

Our Board believes that overseeing how management manages the various risks we face is one of its most important responsibilities to the Company’s stakeholders. The Board believes that, in light of the interrelated nature of the Company’s risks, oversight of risk management is the responsibility of the full Board. In carrying out this critical duty, the Board meets at least annually with key members of management holding primary responsibility for management of risk in their respective areas. The Risk and Security Committee assists the Board in its oversight responsibilities with regard to the Company’s risk management framework and management’s identification, assessment and management of the Company’s key strategic, enterprise and other risks. Additionally, the Audit Committee has certain oversight functions, including discussing with management the Company’s major financial risk exposures and steps that management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

Meetings of the Board of Directors

The Board met twelve times in 2020. Each of the directors attended at least 75% of all meetings held by the Board and meetings of each committee of the Board on which such director served during 2020.

Communication with the Board of Directors; Director Attendance at Annual Meetings

Stockholders may communicate with a member or members of the Board by addressing their correspondence to the Board member or members c/o the Corporate Secretary, Wayside Technology Group, Inc., 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724. Our Corporate Secretary will review the correspondence and forward it to the chair of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening and illegal, does not reasonably relate to the Company or our business, or is similarly inappropriate. Our Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

Recognizing that director attendance at our annual meetings can provide our stockholders with a valuable opportunity to communicate with Board members about issues affecting our Company, we encourage our directors to attend each annual meeting of stockholders. Ms. DiBattiste was nominated to the Board at last year’s annual meeting. All of the directors then serving on the Board attended last year’s annual meeting of stockholders.

Director Independence

The Board has determined that the following directors are independent under the NASDAQ listing standards: Messrs. Geygan, McCarthy, Bryant and Crane and Mses. Kurty and DiBattiste. The Board has also determined that Ms. Gold, a director nominee not currently serving on the Board, would be considered independent under the NASDAQ listing standards if elected. In determining Ms. Gold’s independence, the Board considered certain non-material purchases of products from the Company by Hewlett Packard Enterprise Company, the parent company of Ms. Gold’s employer, made in the ordinary course of business. Ms. Gold is not involved in these purchases in any way, and the Board determined that in its opinion these transactions would in not in any way interfere with Ms. Gold’s exercise of independent judgment in carrying out her responsibilities of a director.

Committees of the Board of Directors

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Risk and Security Committee (each, a “Committee” and collectively, the “Committees”).

Audit Committee. The Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee: (i) monitors the integrity of the Company’s financial statements, financial reporting process and internal controls regarding finance, accounting and legal compliance; monitors the independence and performance of our independent registered public accounting firm; (ii) provides an avenue of communication among the independent registered public accounting firm, management, and our outsourced internal auditors, and our Board; and (iii) monitors significant litigation and financial risk exposure. The current members of the Audit Committee are Ms. Kurty (Chair) and Messrs. Geygan and Crane, each of whom is independent as defined by the NASDAQ listing standards and applicable SEC rules. The Board has determined that Ms. Kurty meets the criteria as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee met seven times during 2020.

The Audit Committee operates under a written charter adopted by the Board. A copy of the charter is available on our website at http://www.waysidetechnology.com/ in the Committee Charters section under the Governance tab.

Compensation Committee. The Board has a Compensation Committee which: (i) reviews and monitors matters related to management development and succession; (ii) develops and implements executive compensation policies and pay for performance criteria for the Company; (iii) reviews and approves the initial and annual base salaries, annual incentive bonus and all long-term incentive awards of our Chief Executive Officer; (iv) reviews and approves such compensation arrangements for all executive officers and certain other key employees; (v) approves stock-related incentives under our stock incentive and executive compensation plans, and exercises all powers of the Board under those plans other than the power to amend or terminate those plans and other than those with respect to non-employee directors, which determinations are subject to approval by the full Board; (vi) reviews and approves material matters concerning our employee compensation and benefit plans; and (vii) carries out such responsibilities as have been delegated to it under various compensation and benefit plans and such other responsibilities with respect to our compensation matters as may be referred to it by our Board or management. Under its charter, the Compensation Committee may form and delegate authority to subcommittees or, to the extent permitted under applicable laws, regulations and NASDAQ rules, to any other independent director, in each case to the extent the Compensation Committee deems necessary or appropriate. The Compensation Committee has the right to consult with or obtain input from management but, except as expressly provided in its charter, may not delegate any of its responsibilities to management. The current members of the Compensation Committee are Messrs. McCarthy (Chair) and Bryant and Ms. DiBattiste, each of whom is independent as defined by the NASDAQ listing standards. The Compensation Committee met twice during 2020.

The Compensation Committee operates under a written charter adopted by the Board, a copy of which is available on our website at http://www.waysidetechnology.com/ in the Committee Charters section under the Governance tab.

Nominating and Corporate Governance Committee. The Board has a Nominating and Corporate Governance Committee which identifies individuals qualified to become Board members and recommends to the Board director nominees for election at the next Annual Meeting of Stockholders. Currently, the members of the Nominating and Corporate Governance Committee are Messrs. Bryant (Chair), Geygan and McCarthy, each of whom is independent as defined by the NASDAQ listing standards. The Nominating and Corporate Governance Committee met three times during 2020.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board. The Nominating and Corporate Governance Committee charter is available in the Committee Charters section under the Governance tab of our website at http://www.waysidetechnology.com/.

Risk and Security Committee. The Board has a Risk and Security Committee which assists the Board in its oversight responsibilities with regard to the Company's risk management framework and management’s identification, assessment and management of the Company’s key strategic, enterprise and other risks, including overseeing (i) the Company’s key strategic, enterprise and security risks, including, but not limited to, workplace and cybersecurity safety, (ii) privacy risk, including potential impact to the Company’s employees, customers and stakeholders, (iii) management’s implementation of risk policies and procedures, and (iv) the Company’s risk culture, i.e., the tone and culture within the Company regarding risk and the integration of risk management into the Company’s behaviors, decision making and processes. Currently, the members of the Risk and Security Committee are Mr. Crane (Chair) and Mses. Kurty and DiBattiste, each of whom is independent as defined by the NASDAQ listing standards. Mr. Crane has served as the Chair of the Risk and Security Committee since February 2020. The Risk and Security Committee met two times during 2020.

The Risk and Security Committee operates under a written charter adopted by the Board. The Risk and Security Committee charter is available in the Committee Charters section under the Governance tab of our website at http://www.waysidetechnology.com/.

Director Nominations

Nominees may be recommended by directors, members of management, or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers, in addition to the requirements described below and set out in its charter, quality of experience, our needs and the range of knowledge, experience and diversity represented on the Board. Each director candidate will be evaluated by the Nominating and Corporate Governance Committee based on the same criteria and in the same manner, regardless of whether the candidate was recommended by a Company stockholder or by others. The Nominating and Corporate Governance Committee will conduct the appropriate and necessary inquiries with respect to the backgrounds and qualifications of all director nominees. The Nominating and Corporate Governance Committee will also review the independence of each candidate and other qualifications of all director candidates, as well as consider questions of possible conflicts of interest between director nominees and our Company.

After the Nominating and Corporate Governance Committee has completed its review of a nominee’s qualifications and conducted the appropriate inquiries, the Nominating and Corporate Governance Committee will make a determination whether to recommend the nominee for approval by the Board. If the Nominating and Corporate Governance Committee decides to recommend the director nominee for approval by the Board and such recommendation is accepted by the Board, the form of our proxy solicitation will include the name of the director nominee.

In addition to the candidates nominated by the Board pursuant to the recommendations of the Nominating and Corporate Governance Committee in the manner set forth above, the Nominating and Corporate Governance Committee will consider recommendations for directorships submitted by our stockholders. Stockholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to: Corporate Secretary, Wayside Technology Group, Inc., 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724.

In its assessment of each potential candidate, the Nominating and Corporate Governance Committee will review the nominee’s professional ethics, integrity and values, skills, judgment, experience, independence, commitment to representing the long-term interests of the stockholders, understanding of our Company’s or other related industries and such other factors as the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee seeks to identify candidates representing diverse thought and experience at policy-making levels in business, management, marketing, finance, human resources, communications, risk and compliance and in other areas that are relevant to our activities. The Nominating and Corporate Governance Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities to our Company. After full consideration, the stockholder proponent will be notified of the decision of the Nominating and Corporate Governance Committee.

Director Compensation and Arrangements

The following table sets forth information regarding the compensation earned by or awarded to each director, who is not a named executive officer who served on the Board, for the fiscal year ended December 31, 2020.

	Fees Earned or Paid In	Stock
Name	Cash ($)	Awards ($) (2)	Total ($)
Mike Faith (1)	30,000	-	30,000
Diana Kurty	85,000	60,280	145,280
Jeff Geygan	100,000	60,280	160,280
John McCarthy	75,000	60,280	135,280
Andy Bryant	75,000	60,280	135,280
Ross Crane (3)	80,000	99,271	179,271
Carol DiBattiste (1) (3)	30,000	66,990	96,990

(1)

Mr. Faith did not stand for re-election as a director at the Company’s 2020 annual meeting of stockholders, and Ms. DiBattiste was elected as a director at the Company’s 2020 annual meeting of stockholders.

(2)	The amount included in “Stock Awards” is the aggregate grant date fair value associated with restricted stock awards granted to our outside directors in 2020, computed in accordance with FASB ASC Topic 718. The restricted stock awards vested in full on the date of grant. See Note 10, “Stockholder’s Equity and Stock Based Compensation” to the Company’s consolidated financial statements set forth in its Annual Report on Form 10-K for the assumptions made in determining stock award values.

(3)	On August 7, 2020, Mr. Crane received a grant of 1,685 shares of restricted stock and Ms. DiBattiste received a grant of 290 shares of restricted stock, all of which vested in full on the date of grant, for their service on the Board since the date of their respective appointments.

During 2020, each outside director (i.e., non-employee) received $15,000 per quarter for serving on the Board, as well as reimbursement for reasonable expenses incurred in connection with services as a director. Effective February 2020, Board compensation was adjusted such that the Chair of the Audit Committee receives an annual fee of $25,000, the Chair of the Nominating and Corporate Governance Committee receives an annual fee of $15,000 and the Chair of the newly established Risk and Security Committee receives an annual fee of $20,000. The Chair of the Compensation Committee continued to receive an annual fee of $15,000. There was no change to the amount the Board Chair receives, which remained at an annual fee of $40,000. In addition, on August 7, 2020 each outside director received a grant of 2,605 shares of restricted stock, which vested in full on the date of grant. Additionally, on August 7, 2020, Mr. Crane received a grant of 1,685 shares of restricted stock and Ms. DiBattiste received a grant of 290 shares of restricted stock, all of which vested in full on the date of grant.

Short-Selling, Hedging and Pledging Prohibitions

We do not permit our directors, executive officers or employees, or any of their designees, to speculate in the Common Stock of Wayside Technology Group, Inc., which includes, without limitation, “short-selling” and/or buying publicly traded options. We also do not permit our directors, executives or employees, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities (i) granted to the employee or director by the Company as part of his or her compensation or (ii) held, directly or indirectly, by the employee or director.

Code of Business Conduct and Ethics

The full text of the Code of Ethical Conduct, as revised, which applies to all employees, officers and directors of the Company, including our Chief Executive Officer, Principal Financial Officer and Principal Accounting Officer is available at our website, http://www.waysidetechnology.com/site/content/code-of-ethics. The Company will disclose any amendment to, or waiver from, a provision of the Code of Ethical Conduct that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller on our investor relations website.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of April 13, 2021 by (i) each person who, to the knowledge of the Company, beneficially owns more than 5% of the outstanding Common Stock, (ii) each of the directors (including the nominees for director), (iii) the Company’s named executive officers listed in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person’s name.

Name	Number of Shares Beneficially Owned	Percent
Directors (including all nominees) and Named Executive Officers
Jeff Geygan (1)	145,945	3.3%
Dale Foster (2)	65,139	1.5%
Vito Legrottaglie (3)	56,786	1.3%
Michael Vesey (4)	45,435	1.0%
Charles Bass (5)	30,631	*
Diana Kurty (6)	11,609	*
John McCarthy (7)	7,505	*
Andy Bryant (8)	7,105	*
Carol DiBattiste (9)	5,000	*
Ross Crane (10)	4,290	*
Gerri Gold (11)	-	*
All Directors (including all nominees) and executive officers as a group (11 persons) (12)	379,445	8.6%
Beneficial owners of more than 5% of Common Stock
FMR, LLC (13)	528,989	12.0%
Survivor’s Trust u/a Eighth - E&M Shea Revocable Trust and Descendant’s Trust u/a Tenth - E&M Shea Revocable Trust (14)	292,191	6.6%
Renaissance Technologies LLC (15)	291,796	6.6%

* Less than one percent

To the Company’s knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares beneficially owned, which are set forth opposite such person’s name. Unless otherwise noted below, the information as to beneficial ownership is based upon statements furnished to the Company by the beneficial owners. For purposes of computing the percentage of outstanding shares held by each person named above, pursuant to the rules of the SEC, any security that such person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but such security is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

The address for each director and executive officer of the Company is c/o Wayside Technology Group, Inc., 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724.

(1)	Mr. Geygan is a member of our Board and our Board Chair. Mr. Geygan owns a total of 15,530 shares of Common Stock, individually. The remaining 130,415 shares are held by Global Value Investment Corp. (“GVIC”). Mr. Geygan is the Chief Executive Officer and President of GVIC and may exercise voting and dispositive power over all such shares held by GVIC. As a result, Mr. Geygan may be deemed to have a beneficial interest in such 130,415 shares held by GVIC.

(2)	Includes 40,556 shares of unvested Restricted Stock. Mr. Foster is a member of our Board and our Chief Executive Officer.

(3)	Includes 19,627 shares of unvested Restricted Stock. Mr. Legrottaglie is our Vice President and Chief Information Officer.

(4)	Includes 29,736 shares of unvested Restricted Stock. Mr. Vesey is our Vice President and Chief Financial Officer.

(5)	Includes 21,196 shares of unvested Restricted Stock. Mr. Bass is our Chief Marketing Officer.

(6)	Ms. Kurty is a member of our Board.

(7)	Mr. McCarthy is a member of our Board.

(8)	Mr. Bryant is a member of our Board.

(9)	Ms. DiBattiste is a member of our Board.

(10)	Mr. Crane is a member of our Board.

(11)	Ms. Gold is a director nominee to our Board.

(12)	Includes 111,115 shares of unvested Restricted Stock.

(13)	Based solely on information provided by FMR LLC in a Schedule 13G/A filed with the SEC on February 8, 2021. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(14)	Based on information provided in the most recent proxy questionnaire completed by John C. Morrissey, the trustee for E&M Shea Revocable Trusts. The Survivors u/a Eighth - E&M Shea Revocable Trust holds 146,096 shares with the balance of the shares held in the Descendant’s Trust u/a Tenth - E&M Shea Revocable Trust. The address for the E&M Revocable Trusts is 655 Brea Canyon Road, Walnut, California 91789.

(15)	Based solely on information provided by Renaissance Technologies LLC in a Schedule 13G/A filed with the SEC on February 11, 2021. . The address for Renaissance Technologies LLC is 800 Third Avenue New York, New York 10022.

Delinquent Section 16(a) Reports

Section 16(a) under the Exchange Act requires the Company’s officers and directors and holders of more than ten percent of the outstanding shares of Common Stock to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports. Based solely upon a review of such reports, or on written representations from certain reporting persons that no reports were required for such persons, the Company believes that during 2020 all required events of its officers, directors and 10% stockholders required to be so reported, were timely filed except for (i) the inadvertent late filing of two transactions on a Form 4 for Dale Foster, (ii) the inadvertent late filing of one transaction on a Form 4 for Charles Bass, and (iii) the inadvertent late filing of a Form 5 for Michael Vesey, which included an aggregate of three small acquisitions eligible for deferred reporting pursuant to Exchange Act Rule 16a-6 that should have been filed on a Form 5 for 2020.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Meeting, seven directors will be elected by the stockholders to serve until the next annual meeting or until their successors are elected and qualified. The accompanying proxy will be voted for the election as directors of the nominees listed below, unless the proxy contains contrary instructions. There are no arrangements or understandings pursuant to which a Company nominee for election as director is proposed to be elected, other than with a director or officer acting solely in that capacity. Each of the Company’s nominees has consented to serve as a nominee, be named in this proxy statement and to serve as a director if elected, and management has no reason to believe that any of the Company’s nominees will not be a candidate or will be unable to serve as a director. However, in the event that any of the Company’s nominees should become unable or, for good cause, unwilling to serve as a director, the proxy will be voted for the election of such person or persons as shall be designated by the directors.

Set forth below is certain information, as of April 13, 2021, with respect to each nominee:

Name	Age	Principal Occupation and Experience, Qualifications, Attributes or Skills	Director Since

Jeff Geygan	59

Mr. Geygan has served as a director of the Company since February 2018, and as Board Chair since May 2018. Mr. Geygan has served as the Chief Executive Officer and President of GVIC, an investment research and advisory services firm, since he founded it in 2007. Prior to founding GVIC, Mr. Geygan served as a Senior Portfolio Manager at UBS Financial Services.  Mr. Geygan has taught undergraduate and graduate-level courses at IE University in Madrid, Spain, the University of Wisconsin – Milwaukee Lubar School of Business, and the College of Charleston. He serves on the Advisory Board of the University of Wisconsin – Madison Department of Economics. Mr. Geygan received a Bachelor of Arts degree in Economics from the University of Wisconsin. The Board believes that his qualifications to serve on the Board and as Board Chair include his years of experience in the finance industry.

			February 2018
John McCarthy	57	Mr. McCarthy has served as a director of the Company since June 2019. Mr. McCarthy is President and Chief Executive Officer of Mainline Information Systems, a nationally recognized technology solution provider he joined in April 2009. Mr. McCarthy previously held executive management positions with EMC, StorageApps, CNT, MCData and Virtual Iron. Mr. McCarthy served as a member of the board of directors of Nasuni Corporation until November 2019, and currently serves as a member of the Operating Board for Stripes Group, and a member of the Board of Trustees for Providence College. Mr. McCarthy received a Bachelor of Science degree in Marketing from Providence College. The Board believes that Mr. McCarthy’s qualifications to serve on the Board include his substantial industry and executive leadership experience.	June 2019

Andy Bryant	65

Mr. Bryant has served as a director of the Company since July 2019.   Mr. Bryant spent most of his career at Arrow Electronics, Inc. and Avnet, Inc., both Fortune 500 companies focused on supply chain services for electronic components and enterprise computing solutions globally. From April 2008 until his retirement in May 2016, Mr. Bryant held executive management positions with Arrow Electronics, Inc. Mr. Bryant was named President of the company’s Enterprise Computing Solutions business in 2008 and specified as an executive officer of the corporation. He served as the Chief Operating Officer of the company from May 2014 to May 2016. Prior to his tenure at Arrow, he served as President of Avnet’s global operating groups and as a Senior Vice President of Avnet, Inc. He was specified as a corporate officer of Avnet in 1996 and became an executive officer in 1999. Mr. Bryant received a Bachelor of Arts degree in History from the University of Maryland. The Board believes that his qualifications to serve on the Board include his years of experience in the technology distribution industry.

			July 2019
Ross Crane	58

Mr. Crane has served as a director of the Company since December 2019.   Mr. Crane served as Executive Vice President and Chief Financial Officer for Nexeo Solutions, the third largest chemical and plastics distributor in the world with $4 billion in annual revenue from 2011 to 2019.   Mr. Crane served as Chief Financial Officer for Belkin International, a large manufacturer of consumer electronic products and accessories from 2008 to 2011. He also served in a variety of senior finance and operational roles with Ingram Micro Inc. from 2005 to 2008 and Avnet Inc. from 1994 to 2005. Mr. Crane received a Bachelor of Science degree in Finance and Economics and a Masters of Business Administration degree in Finance from Arizona State University. The Board believes that his qualifications to serve on the Board include his years of extensive senior executive finance experience, as well as his public company and industry-specific experience.

			December 2019
Dale Foster	57	Mr. Foster was appointed our Chief Executive Officer and elected to our Board in January 2020. Mr. Foster previously held the positions of President of Lifeboat Distribution, Inc., a subsidiary of the Company, from July 2019 to January 2020 and Executive Vice President of the Company from January 2018 to July 2019. Mr. Foster served as Executive Vice President and General Manager of Promark Technology Inc. (“Promark”), which operated as a subsidiary of Ingram Micro Inc. From November 2012 until January 2018. From 1997 until Promark was acquired by Ingram Micro Inc. in 2012, Mr. Foster served as President and Chief Executive Officer of Promark, a value-added distributor with the core focus of distributing emerging data storage and virtualization solutions. Mr. Foster is a graduate of the Rochester Institute of Technology, where he earned a Bachelor’s of Technology in Electrical Engineering. Mr. Foster also holds an Associate’s degree in Electrical Engineering from Alfred State College. The Board believes that his qualifications to serve on the Board include his years of experience in the technology distribution industry, as well as his executive leadership experience.	January 2020

Carol DiBattiste	69

Ms. DiBattiste was elected to our Board in June 2020. She was recommended to the Nominating and Corporate Governance Committee by an advisor to the Company. Ms. DiBattiste currently serves on the advisory board of AEye, a high performance active LiDAR technology company, serves on the board of Giant Oak, a private artificial intelligence provider, and serves as an operating advisor of Liberty Hall Capital Partners, a private equity leader in aerospace and defense.   Ms. DiBattiste most recently served as the Chief Legal and Compliance Officer and Corporate Secretary at comScore, Inc. (NASDAQ:SCOR) (“comScore”), a media measurement company providing marketing data and analytics to enterprises from January 2017 to June 2020.   Ms. DiBattiste served as Senior Advisor for Appeals Modernization, Office of the Secretary from May 2016 to August 2016 and from August 2016 to January 2017 she served as Executive in Charge and Vice Chairman, Board of Veterans’ Appeals, both with the U.S. Department of Veterans Affairs. Ms. DiBattiste served as Executive Vice President, Chief Legal, Privacy, Security, and Administrative Officer with Education Management Corporation (OTC:EDMCQ) from March 2013 to March 2016. Prior to that, she held senior executive roles at multiple other public companies, including Geeknet, which was acquired by GameStop (NYSE:GME) and Reed Elsevier/Lexis Nexis and ChoicePoint, both owned by RELX PLC (OTC:RLXXF). Ms. DiBattiste also held several senior leadership positions in the U.S. Government Departments of Defense, Justice, Homeland Security, and Veterans Affairs, including the Under Secretary of the U.S. Air Force, a Senate confirmed position. Ms. DiBattiste holds an L.L.M., Law from the Columbia University School of Law, a J.D. from Temple University School of Law, and a B.A., Sociology-Criminal Justice from LaSalle University. The Board believes that her qualifications to serve on the Board include her business strategy, corporate governance and cyber security expertise, as well as her public company and senior leadership experience in both the public and private sectors.

			June 2020
Gerri Gold	62	On April 7, 2021, the Board nominated Ms. Gold for election to the Board based on the recommendation of the Nominating and Corporate Governance Committee. Ms. Gold has served as Senior Vice President and Chief Operating Officer for HPE Financial Services, a subsidiary of Hewlett Packard Enterprise Company (NYSE:HPE) since May of 2018. Prior to that Ms. Gold was Vice President of Global Accounts, Sales, Marketing and Managing Director of Asset Management for HPE Financial Services since 2015. Ms. Gold previously held senior management positions with HPE Financial Services, Compaq and AT&T. Ms. Gold received a Bachelor of Business Administration degree from the University of Michigan and a Masters of Business Administration from New York University. The Board believes that her qualifications to serve on the Board include her business strategy experience, her years of experience in the technology industry, and senior leadership experience.	N/A

All directors hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified. Officers serve at the discretion of the Board.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE COMPANY’S NOMINATED DIRECTORS.

EQUITY COMPENSATION PLAN INFORMATION

Stock Plans

2012 Plan. The Company’s 2012 Stock-Based Compensation Plan (the “2012 Plan”) has been established by the Company to: (i) attract and retain skilled employees and directors; (ii) motivate participants, by means of appropriate incentives, to achieve long-range goals; and (iii) link participants’ interests with those of the Company’s stockholders through compensation that is based on the Common Stock, and thereby promote the continued growth and financial success of the Company. At the annual stockholder’s meeting held on June 6, 2012, the Company’s stockholders approved the 2012 Plan. The 2012 Plan was amended on June 5, 2018 to increase the number of shares available for grant under the 2012 Plan from 600,000 to 1,000,000. The 2012 Plan authorizes the grant of Stock Options, Stock Units, Stock Appreciation Rights, Restricted Stock, Deferred Stock, Stock Bonuses, and other equity-based awards. As of December 31, 2020, the number of shares of Common Stock available for future award grants to employees, officers and directors under the 2012 Plan is 384,164. In February 2021, an additional 47,190 shares of Common Stock were issued to officers for performance under the 2020 incentive compensation plan.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table sets forth information, as of December 31, 2020, regarding securities authorized for issuance upon the exercise of stock options and vesting of Restricted Stock under all of the Company’s equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Stock Awards	(b) Weighted Average Grant Date Price of Outstanding Stock Awards	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders (1)	122,792	$13.37	384,164
Total	122,792	$13.37	384,164

(1)	Includes the 2012 Plan. See “Stock Plans” above in this proxy statement.

EXECUTIVES AND EXECUTIVE COMPENSATION

Our Executives

Set forth below are the name, age, present title, principal occupation and certain biographical information for our executive officers as of April 13, 2021, all of whom have been appointed by and serve at the discretion of our Board.

Name	Age	Position
Dale Foster	57	Chief Executive Officer
Michael Vesey	59	Vice President and Chief Financial Officer
Vito Legrottaglie	57	Vice President of Operations and Chief Information Officer
Charles Bass	56	Vice President of Alliances & Marketing, Lifeboat Distribution

Dale Foster was appointed our Chief Executive Officer and elected to our Board in January 2020. He previously held the positions of President of Lifeboat Distribution, Inc., a subsidiary of the Company, from July 2019 to January 2020 and Executive Vice President of the Company from January 2018 to July 2019. From November 2012 until January 2018, Mr. Foster served as Executive Vice President and General Manager of Promark, which operated as a subsidiary of Ingram Micro Inc. From 1997 until Promark was acquired by Ingram Micro Inc. in 2012, he served as President and Chief Executive Officer of Promark, a value-added distributor with the core focus of distributing emerging data storage and virtualization solutions. Mr. Foster is a graduate of the Rochester Institute of Technology, where he earned a Bachelor’s of Technology in Electrical Engineering. Mr. Foster also holds an Associate’s degree in Electrical Engineering from Alfred State College.

Michael Vesey was appointed Vice President and Chief Financial Officer in October 2016. He served as Interim President and Chief Executive Officer of the Company from June 6, 2019 to June 28, 2019. He served as Vice President of SEC Reporting for OTG Management, Inc., from January to September 2016. Prior to that, Mr. Vesey served as Senior Vice President and Chief Financial Officer from 2011 to 2015, and Vice President Corporate Controller from 2006 to 2011, for Majesco Entertainment Company, a NASDAQ listed publisher and distributor of interactive entertainment software. Mr. Vesey has also served in various senior financial management roles for emerging technology companies including Chief Financial Officer at Dynamic Mobile Data Systems Inc, Vice President of Corporate Development at Mobilemedia Communications and Director of Business Planning at the wireless data subsidiaries of SBC and BellSouth. Mr. Vesey is a certified public accountant and holds a Master of Finance degree from Penn State University. He began his career with the accounting firm KPMG.

Vito Legrottaglie was appointed to the position of Vice President and Chief Information Officer in February 2015, after having served as Vice President of Operations and Information Systems since June 2003. Mr. Legrottaglie rejoined the company in February 2003 having previously served as director of Information Systems and then Vice President of Information Systems from 1996-2000. Mr. Legrottaglie has also held the positions of Chief Technology Officer at Swell Commerce Incorporated, Vice President of Operations for The Wine Enthusiast Companies, and Manager of Information Systems at Barnes and Noble. Mr. Legrottaglie holds an Associate’s Degree in Computer Science from Bergen Community College.

Charles Bass was appointed Chief Marketing Officer in December 2020 after having has served as Vice President of Alliances and Marketing at Climb Channel Solutions (formerly Lifeboat Distribution) since January 2018. Prior to joining Lifeboat Distribution, he was the Vice President of Channel Sales at Blue Medora, an IT monitoring and integration company, from October 2016 to December 2017. Mr. Bass was the Vice President of Channel Sales at Tegile Systems, a high growth storage start-up that was acquired by Western Digital, from July 2015 to October 2016. Before joining Tegile Systems, he served as Promark Technology’s Vice President of Vendor Alliances and Marketing from November 2010 to July 2015. He joined the Board of Directors of Promark Technology in 2012 and was part of the management team that successfully executed Promark Technology’s acquisition by Ingram Micro in the fourth quarter of 2012. He also has experience at Hewlett Packard (NYSE: HPQ) and LeftHand Networks where he was responsible for channel sales in North America for StorageWorks and LeftHand Networks products respectively. Prior to Hewlett Packard and LeftHand Networks, he held various sales leadership positions at Brocade Communications Systems, McDATA Corporation, and IBM. Mr. Bass received a Bachelor of Arts degree in Economics from Vanderbilt University and a Masters of Business Administration from the University of Tennessee.

COMPENSATION OVERVIEW

Overview and Named Executive Officers

The Company qualifies under SEC rules as a smaller reporting company (“SRC”). As such, the Company has elected to provide for the scaled disclosure permitted by Rule 402(m) of Regulation S-K. The Company has included this Compensation Overview to provide more fulsome disclosure of changes made to its compensation practices in recent years. This Compensation Overview identifies the elements of compensation and explains the compensation objectives and practices for the Company’s named executive officers. The Company’s named executive officers for the fiscal year ended December 31, 2020 are:

Name	Principal Position
Dale Foster	Chief Executive Officer
Michael Vesey	Vice President and Chief Financial Officer
Vito Legrottaglie	Vice President and Chief Information Officer
Charles Bass	Chief Marketing Officer

The Compensation Committee is charged with the responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy and ensuring that executives and key management personnel are appropriately compensated. The Compensation Committee also is responsible for reviewing and establishing the compensation of directors. The Compensation Committee generally meets annually to re-evaluate appropriate level of base compensation and incentive compensation for our executive officers.

Compensation Philosophy and Objectives. The Compensation Committee seeks to structure each element of compensation to attract and retain the necessary executive talent, reward annual performance and provide incentives for both long-term strategic goal planning and achievement as well as short-term performance. The Compensation Committee’s policy for allocating between currently paid and long-term compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for our stockholders.

Elements of Compensation. The total compensation program for the Company’s executive officers consists of the following:

•	Salary;

•	Cash incentive and bonus awards tied to the Company and each executive’s annual performance;

•	Equity incentive awards; and

•	Termination benefits.

Say On Pay Considerations and Say on Frequency Results. In accordance with SEC rules, the Company conducted a non-binding, advisory vote on the Company’s executive compensation at its 2020 and 2019 annual meetings of stockholders. At the 2019 Annual Meeting of Stockholders, the Company’s stockholders voted to approve the Company’s named executive officer compensation with a favorable vote of 81% of the votes cast.

At the 2020 Annual Meeting of Stockholders, the Company’s stockholders voted to approve the Company’s named executive officer compensation with a favorable vote of 96% of the votes cast. Additionally, our stockholders approved, on a non-binding advisory basis, every year as the frequency of future advisory votes on our named executive officer compensation, with over 90% of the votes cast in favor of annual advisory votes.

Base Salary and Performance Cash Bonus Plan.

Total cash compensation for 2020 is divided into a base salary portion and a bonus. Many factors are considered in determining the base salaries for executive officers, including the value that each individual brings to the Company through experience, education and training, comparable positions and comparable responsibilities at similar organizations, the specific needs of the Company, and the individual’s past and expected future contributions to the Company’s success. Compensation for our executives includes both fixed and performance-based components, with an emphasis on performance-based elements to support the objectives listed below. The Company considers a component to be performance-based if the amount eventually earned or paid varies based on one or more elements of the Company’s financial performance (e.g., profit margins, operating income, etc.). Performance-based components are designed so that above-plan performance is rewarded with above-target payouts and vice versa.

After reviewing the base salaries of executive officers and upon recommendation by the Compensation Committee, in February 2020, the Board approved adjustments to the annualized base salary for each named executive officer included in the table below to better align their compensation with the roles, responsibilities and expected operational activities.

Base Salary as of
Name	12/31/2020
Dale Foster	$325,000
Michael Vesey	$275,000
Charles Bass	$250,000
Vito Legrottaglie	$225,000

In February 2020, the Compensation Committee recommended, and the Board approved, a performance bonus plan for 2020 (the “Performance Bonus Plan”) which was developed using the performance metrics approved by stockholder vote under the 2012 Executive Incentive Plan (the “Executive Plan”). Cash incentive payments under the Performance Bonus Plan depend upon the Company’s financial performance as measured by a variety of metrics included gross profit, operating profit, new business development and other metrics designed to improve profitability and earnings and actual annual performance having met or exceeded thresholds set in the Performance Bonus Plan.

Pursuant to the Performance Bonus Plan, which replaced the Executive Plan, the Company’s executive officers are eligible to receive cash incentive payments dependent on the same Company metrics listed above or the executive meeting or exceeding, in a specified performance period, pre-established, objectively determinable performance goals. Under the Performance Bonus Plan, the Compensation Committee establishes the performance goals and the performance period at a time when the attainment of the applicable performance goals is substantially uncertain. The Compensation Committee established performance goals based on the metrics established in the Executive Plan for the Company’s 2020 fiscal year in February 2020. Because payments of cash awards under the Performance Bonus Plan would be determined by comparing actual performance to the performance goals established by the Compensation Committee, in accordance with criteria provided for in the Executive Plan, it is not possible to predict the amount of future benefits that will be paid under the Performance Bonus Plan for any future performance period.

The principal targets in the Company’s 2020 performance bonus plan were gross profit and pre-tax income. Specific targets for each executive officer were determined by the Compensation Committee based on a review of the Company’s 2020 budget prepared by management and the factors described above. The targets are set at levels that, upon achievement of 100% of the target performance, are likely to result in bonus payments that the Compensation Committee believes reflects the Company’s strategic plan designed to increase stockholder value. The following table shows, for fiscal year 2020, the potential range of bonus awards and the actual bonus awarded as a percentage of base salary, for each of the named executive officers who remained employed with the Company as of December 31, 2020. Bonuses for each named executive officer is based on consolidated gross profit and pre-tax income.

	2020 Gross	2020 Gross	2020 Pre-Tax	2020 Pre-Tax
	Profit	Profit	Income	Income
	Potential	Actual	Potential	Actual
Name	Payouts	Payouts	Payouts	Payouts
Dale Foster	0-125%	100%	0-125%	100%
Michael Vesey	0-125%	100%	0-125%	100%
Vito Legrottaglie	0-125%	100%	0-125%	100%
Charles Bass	0-125%	100%	0-125%	100%

Equity Incentive.

The Company’s executive officers are eligible to receive equity incentive awards under the Company’s equity incentive plan. The primary goal of the Company is to create long-term value for stockholders, and accordingly the Compensation Committee believes that equity incentive awards provide an additional incentive to executive officers to work towards maximizing stockholder value. The Compensation Committee views equity incentive awards as one of the more important components of the Company’s long-term, performance-based compensation philosophy. The grant of equity incentive awards to executive officers encourages equity ownership in the Company, and closely aligns executive officers’ interests to the interests of the stockholders.

Equity incentive awards may be provided through initial grants at or near the date of hire, through subsequent periodic grants and annual performance-based grants. Equity incentive awards granted by the Company to its executive officers and other employees have exercise prices not less than the fair market value of the stock on the date of the grant or award. Equity incentive awards vest and become exercisable at such time as determined by the Board or the Compensation Committee. The initial grant is designed for the level of skills required to fulfill the executive’s responsibilities and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in the Company’s stock price over time. Periodic additional equity incentive awards within the comparable range for the job are granted to reflect the executive’s ongoing contributions to the Company, to create an incentive to remain at the Company and to provide a long-term incentive to achieve or exceed the Company’s financial goals. Annual performance-based grants, if awarded, are based on the achievement of gross profit and pre-tax income performance criteria established by the Compensation Committee. Equity incentive awards for each named executive officer is based on consolidated gross profit and pre-tax income. Additionally, there is an equity component of each named executive officer compensation plan that is not subject to performance measures.

	2020 Gross	2020 Gross	2020 Pre-Tax	2020 Pre-Tax
	Profit	Profit	Income	Income
	Potential	Actual	Potential	Actual
Name	Payouts	Payouts	Payouts	Payouts
Dale Foster	0-125%	100%	0-125%	100%
Michael Vesey	0-125%	100%	0-125%	100%
Vito Legrottaglie	0-125%	100%	0-125%	100%
Charles Bass	0-125%	100%	0-125%	100%

Severance and Change-in-Control Arrangements. As stated above, the Compensation Committee believes that the interests of stockholders are best served by ensuring that the interests of our senior management are aligned with those of our stockholders. We believe that companies should provide reasonable severance benefits to executive officers due to the greater level of difficulty they face in finding comparable employment in a short period of time and greater risk of job loss or modification as a result of a change-in-control transaction than other employees. By reducing the risk of job loss or reduction in authority, the change-in-control provision helps ensure that our executive officers support potential change-in-control transactions that may be in the best interests of our stockholders, even though the transaction may create uncertainty in their personal employment situation, and such a provision is necessary, we believe, to ensure that our total employment package for executives remains market competitive. Certain named executive officers are entitled to receive severance benefits under the terms of his or her individually negotiated employment agreement upon either termination by us without cause or, under certain circumstances for certain of our named executive officers, resignation by the executive for good reason. Other executive officers are entitled to receive accelerated vesting of their outstanding equity awards according to the terms of our 2012 Plan. For additional details on our severance and change-in-control arrangements, see “Potential Payments Upon Termination or Change-in-Control.”

Severance and change in control arrangements consist of cash payments, accelerated vesting of equity incentive awards, and benefits continuation. Based on a review of market standards for good governance, the Compensation Committee reviewed the Company’s 2012 Plan and has made changes to the definition of a change in control effective April 2019, which will be applicable to all future grants. The changes were made to bring such provisions in line with current market practice for good governance.

Other Employee Benefits

The Company provides all employees, including executive officers, with group medical, dental and disability insurance on a non-discriminatory basis. The employee group as a whole is required to contribute approximately 20% of the premium costs of such policies. The Company has a 401(k) savings and investment plan intended to qualify under Section 401(a) of the Code, for our domestic employees, which permits employee salary reductions for tax-deferred savings purposes pursuant to Section 401(k) of the Code. The Company matches 50% of domestic employee contributions up to the first 6% of compensation. The Company’s total contributions for 2020 were approximately $307,000.

Compensation of the Chief Executive Officer

The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to the criteria discussed above, include the Company’s operating and financial performance, as well as the individual’s leadership and establishment and implementation of the strategic direction for the Company. The Compensation Committee considered as part of its subjective evaluation, among other factors, such executive’s reputation and contacts in the business community. The compensation of the Company’s Chief Executive Officer in 2020 consisted of a base salary, performance bonus and stock awards. The total compensation package was established considering compensation of peer chief executive officers with similar executive responsibilities.

Risk Assessment and Mitigation Related to Compensation Policies

The Board has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on us. Our management team regularly assesses the risks arising from our compensation policies and practices. The team reviews and discusses the design features, characteristics, performance metrics at the company and segment levels and approval mechanisms of total compensation for all employees, including salaries, incentive plans, and equity-based compensation awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

The Company’s compensation policies and practices for its employees, including its executive compensation program described in Compensation Overview, aim to provide a risk-balanced compensation package which is competitive in our market sectors and relevant to the individual executive. The Company expects to continue to award to certain executives and employees, upon satisfaction of applicable performance conditions and subject to future approval and grant by the Compensation Committee, equity and cash-based awards. Because the incentive plans provide for a blend of short-term and long-term goals, and include substantial vesting features, the Company believes that the structure of its compensation plans discourages short-term risk taking and aligns the interest of its executives and managers with those of its stockholders. The Company does not believe that risks arising from these practices, or its compensation policies and practices considered as a whole, are reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth, for fiscal years 2020 and 2019, a summary of the annual and long-term compensation for services in all capacities of the named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Non-Equity Incentive Compensation ($) (2)	All Other Compensation ($) (5)	Total($)
Dale Foster (3) Director and Chief Executive	2020	321,875	—	655,400	300,000	32,406	1,309,681
Officer and Former President of Lifeboat and Former Executive Vice President	2019	254,327	—	104,129	123,370	16,511	498,337

Michael Vesey	2020	282,371	30,000	343,750	125,000	22,078	803,199
Vice President, Chief Financial Officer and Principal Executive Officer from January 1, 2020 through January 15, 2020	2019	303,876	—	125,735	95,340	16,249	541,200

Vito Legrottaglie	2020	231,410	30,000	168,750	125,000	17,583	572,743
Vice President Chief Information Officer	2019	247,917	—	126,505	137,892	13,951	526,265

Charles Bass (4)	2020	254,808	—	187,500	150,000	13,112	605,420
Chief Marketing Officer and Former Vice President New Business Development	2019	254,327	—	82,090	97,258	10,351	444,026

(1)	The amount included in “Stock Awards” is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. See Note 8, “Stockholder’s Equity and Stock Based Compensation” in the Company’s consolidated financial statements set forth in our Annual Report on Form 10-K for the assumptions made in determining stock award values.

(2)	Amounts for a given year in this column represent non-stock incentive compensation earned in that year, which were paid out in the subsequent year. For more information regarding the Performance Bonus Plan see Base Salary and Performance Cash Bonus Plan above.

(3)	Mr. Foster was appointed Chief Executive Officer in January 2020, after having served as President of Lifeboat from July 2019 until January 2020 and served as Executive Vice President from January 2018 until July 2019.

(4)	Mr. Bass was appointed Chief Marketing Officer in December 2020, after having served as Vice President New Business Development from January 2018 until December 2020.

(5)	A detailed description of the items disclosed as “All Other Compensation” is set forth in the table below.

All Other Compensation

Name		401(k) Matching Contributions ($)	Dividend Equivalents On Unvested Restricted Stock ($)	Post- Employment Benefits ($)	Total ($)
Dale Foster	2020	9,751	22,655	-	32,406
	2019	7,585	8,926	-	16,511

Michael Vesey	2020	7,385	14,693	-	22,078
	2019	7,131	9,118	-	16,249

Vito Legrottaglie	2020	6,578	11,005	-	17,583
	2019	6,369	7,582	-	13,951

Charles Bass	2020	5,888	7,224	-	13,112
	2019	5,888	4,463	-	10,351

Outstanding Equity Awards

The following table shows the number of shares of Common Stock covered by unvested Restricted Stock held by the Company’s named executive officers on December 31, 2020.

Outstanding Equity Awards at December 31, 2020

	Stock Awards
	Number of	Market Value
	Shares or	of Shares or
	Units of Stock	Units of Stock
	That Have	That Have
	Not Vested	Not Vested
Name	(#)(1)	($)(2) (3)
Dale Foster	28,642	547,062
Michael Vesey	19,352	369,623
Vito Legrottaglie	13,356	255,100
Charles Bass	8,957	171,079

(1)	In March 2020, Mr. Vesey was awarded a grant of 5,000 shares of Restricted Stock that vest over 16 equal quarterly installments. In February 2020, Messrs. Foster, Vesey, Legrottaglie and Bass were awarded 9,870, 11,918, 11,991 and 7,781 shares of Restricted Stock, respectively, based on achieving operating income goals under the 2019 bonus plan that vest over 16 equal quarterly installments. In January 2020, Mr. Foster was awarded a grant of 20,000 shares of Restricted Stock in conjunction with his appointment as Chief Executive Officer that vest over 16 equal quarterly installments. In February 2019, Messrs. DeWindt, Vesey and Legrottaglie were awarded 4,000, 5,000 and 5,000 shares of Restricted Stock, respectively, based on achieving operating income goals under the 2018 bonus plan that vest over 16 equal quarterly installments. In May 2018, Messrs. Foster and Bass were awarded an initial employment grant of 20,000 and 10,000 shares of Restricted Stock, respectively, that vest over 16 equal quarterly installments. In February 2018, Messrs. Vesey and Legrottaglie were awarded 7,500 and 7,500 shares of Restricted Stock, respectively, based on achieving operating income goals under the 2017 bonus plan that vest over 16 equal quarterly installments. In February 2017, Mr. Vesey was awarded an initial employment grant of 10,000 shares of Restricted Stock that vest over 20 equal quarterly installments.

(2)	The market value is based on the closing stock price of the Common Stock of $19.10 on December 31, 2020, the last trading day of 2020.
(3)	Per the terms of the underlying Restricted Stock agreements, if the executive’s employment with the Company terminates due to death or disability, the Restricted Stock shall immediately become fully vested.

Restricted Stock Vested in 2020

The table below shows the number of shares of Common Stock acquired during 2020 upon the vesting of Restricted Stock.

	Stock Awards
	Number of
	Shares	Value
	Acquired On	Realized On
Name	Vesting (#)	Vesting ($)
Dale Foster	12,478	239,504
Michael Vesey	9,054	175,656
Vito Legrottaglie	7,547	145,689
Charles Bass	4,449	85,981

Employment and Severance Agreements

Each of the named executive officers has entered into an agreement that includes a covenant not-to-compete and a confidentiality provision. The covenant not-to-compete prohibits the executive from engaging in a competing business for a period of one year after termination. Such covenant also prohibits the executive from directly or indirectly soliciting the Company’s customers or employees.

On January 15, 2020, the Company appointed Dale Foster to be its Chief Executive Officer and entered into a related employment agreement with Mr. Foster. The agreement provides for an initial base salary of $325,000 per annum, subject to increase at the discretion of the Board, or a committee thereof. Additionally, he will be eligible to participate in any and all standard benefit plans, programs and policies of the Company.

In the event of any termination of the Employment Agreement for any reason, the Company shall pay Mr. Foster within 30 days of such termination: (i) accrued and unpaid base salary; (ii) any unreimbursed expenses payable; (iii) any amounts payable under any of the benefit plans of the Company in which Mr. Foster was a participant in; and (iv) any accrued but unpaid bonus for any calendar year completed as of the termination date (collectively, the “Standard Termination Benefits”).

If Mr. Foster’s employment terminates by the Company without Cause or by Mr. Foster for Good Reason, and if Mr. Foster complies with the other provisions in the Employment Agreement, Mr. Foster will receive, in addition to the Standard Termination Benefits, (i) an amount equal to his then current base salary for twelve months (the “Severance Period”) paid in accordance with the Company’s standard payroll practices, (ii) if elected, reimbursement for continuation premiums under COBRA during the Severance Period, (iii) if the effective date for such termination of employment is on or after July 1st during any calendar year, a cash payment equal to (A) the cash bonus paid to Mr. Foster for the calendar year prior to the date of termination, multiplied by (B) a fraction, the numerator of which is the number of days during such calendar year that Mr. Foster was employed by the Company, and the denominator of which is 365 ((i), (ii) and (iii), collectively, the “Severance Benefits”). The Severance Benefits will be paid in a lump sum on the 60th day following Mr. Foster’s Separation from Service (as defined in the Employment Agreement), subject to execution of a release of claims.

If Mr. Foster’s employment terminates by the Company without Cause or by Mr. Foster for Good Reason within twelve months following a change in control, in addition to the severance benefits described in the previous two paragraphs, Mr. Foster also receives a cash bonus equal to 100% of his bonus for the prior year, and full vesting of all outstanding equity awards, subject to execution of a release of claims.

For purposes of Mr. Foster, “cause” is defined as his (i) an act of personal dishonesty in connection with his responsibilities as an employee of the Company that is intended to result in personal enrichment of his; (ii) a plea of guilty or nolo contendere to, conviction of, or an indictment for a felony or other crime involving theft, fraud or moral turpitude, in each case in which the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; (iii) a breach of any fiduciary duty owed to the Company that has, or is reasonably expected to have, a material detrimental effect on the Company’s reputation or business (except in the case of a personal disability) as determined in good faith by the Board; (iv) serious neglect or misconduct in the performance of his duties for the Company or willful or repeated failure or refusal to perform such duties; (v) the material breach by him of any provision of Section 6 [Restrictive Covenants] of his employment agreement if (in the event such failure is reasonably susceptible of cure) such failure continues uncured for ten (10) days after written notice specifying in reasonable detail such failure; or (vi) the abuse by him of drugs or alcohol, if such abuse has or is reasonably expected to have a material adverse effect on the business of the Company.

In October 2016, the Company entered into an employment agreement with Mr. Vesey, Vice President and Chief Financial Officer, under which Mr. Vesey is entitled to severance payments for six months at the then applicable annual base salary if the Company terminates his employment for any reason other than for cause. Additionally, in the event that a change of control of the Company occurs (as described below), the Chief Financial Officer’s outstanding equity awards become immediately vested and he is entitled to receive a lump-sum payment equal to 1.0 times his then current annual salary and actual incentive bonus earned in the year prior to such change in control. If Mr. Vesey’s employment terminates due to his death or disability, Mr. Vesey will be entitled to receive a severance payment equal to six months of his base salary in effect at the time of termination.

On January 2, 2018, the Company entered into an employment agreement with Mr. Bass, Chief Marketing Officer, under which Mr. Bass is entitled to severance payments for six months at the then applicable annual base salary and any outstanding equity awards become immediately vested if the Company terminates his employment for any reason other than for cause. Additionally, Mr. Bass is entitled to receive reimbursement for COBRA continuation premiums over a six-month period.

For purposes of Mr. Vesey and Mr. Bass, “cause” is defined as (i) act of personal dishonesty in connection with the executive’s responsibilities as an employee of the Company that is intended to result in the executive’s substantial personal enrichment, (ii) a plea of guilty or nolo contendere to, or conviction of, a felony which the Board reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business, (iii) a breach of any fiduciary duty owed to the Company that has a material detrimental effect on the Company’s reputation or business, or (iv) willful violations of the executive’s obligations to the Company.

On January 6, 2003, the Company entered into a severance agreement with Mr. Legrottaglie, Vice President and Chief Information Officer, under which Mr. Legrottaglie is entitled to severance payments for six months at the then applicable annual base salary if the Company terminates his employment.

The payments triggered by such terminations pursuant to Mr. Foster, Mr. Vesey, Mr. Legrottaglie and Mr. Bass’ respective employment agreements, as well as those triggered by a change of control under the employment agreements of all named executive officers, are illustrated in tabular format under “Potential Payments Upon Termination or Change of Control” below. The severance payments disclosed above are to be made to Mr. Foster over twelve months paid in accordance with the Company’s standard payroll practices and to Messrs. Vesey, Legrottaglie and Bass in six equal monthly installments.

Potential Payments Upon Termination or Change in Control

The following table illustrates the payments that would be due the named executive officers in the event they are terminated without cause and in the event of a change in control or a termination of employment in conjunction with a change in control. Payments are calculated in accordance with employment agreements in place on December 31, 2020, as if each employee was terminated without cause on December 31, 2020.

	Termination of Employment Without Cause				Payments - Change in Control

Name	Payment Based on Salary ($)	Payment Based on Incentive Compensation ($) (1)	Accelerated Vesting on Restricted Stock ($) (2)	Total ($)	Termination of Employment Without Cause Payments Based on Salary and Incentive ($)	Additional Payments Related to Change in Control ($) (3) (4)	Accelerated Vesting on Restricted Stock ($) (5) (6)	Total ($)
Dale Foster	325,000	300,000	119,375	744,375	625,000	300,000	547,062	1,472,062
Michael Vesey	137,500	-	-	137,500	137,500	400,000	369,623	907,123
Vito Legrottaglie	112,500	-	-	112,500	112,500	-	255,100	367,600
Charles Bass	125,000	-	59,688	184,688	125,000	-	171,079	296,079

(1) Mr. Foster is entitled to receive a cash payment equal to his bonus received for the prior calendar year, pro-rata for the number of days employed during the year of termination if termination of employment is on or after July 1st. As the table above assumes each employee terminated without cause on December 31, 2020, the payment based on incentive compensation assumes his bonus received for the year ended December 31, 2020.

(2) Messrs. Foster and Boss are entitled to accelerated vesting on restricted stock amounts per the terms of their initial employment restricted stock grant.

(3) In the event Mr. Foster is terminated without cause within twelve months following a change in control, he is entitled to receive a payment equal to his prior year incentive compensation.

(4) In the event of a change in control, Mr. Vesey is entitled to receive a payment equal to his prior year salary and incentive compensation.

(5) All outstanding restricted stock awards held by Messrs. Foster and Vesey immediately vest upon a change in control according to the terms of their respective employment agreements.

(6) All outstanding restricted stock awards held by Messrs. Bass and Legrottaglie immediately vest upon a change in control according to the terms of their respective stock award agreements.

The accelerated vesting on restricted stock amounts above include unvested restricted stock grants through December 31, 2020, valued at the closing stock price of $19.10 at December 31, 2020. The amounts exclude stock grants made in 2021 to the named executives.

PROPOSAL 2

ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

General

The Dodd-Frank Wall Street Reform and Consumer Protection Act requires us to obtain an advisory vote (non-binding) from our stockholders on our executive compensation as disclosed in this proxy statement, which is often referred to as a “say on pay” proposal. At the 2019 Annual Meeting of Stockholders, the stockholders approved that a vote on “say on pay” should be sought annually, and we are conducting “say on pay” advisory votes (non-binding) in accordance with such schedule. The next advisory vote to determine the frequency of the “say on pay” advisory vote is expected to take place at the 2025 Annual Meeting of Stockholders.

We are asking that our stockholders indicate their support of our executive compensation as described in this proxy statement. While this advisory vote on executive compensation is non-binding, our Board and the Compensation Committee will review the outcome of this vote and take the vote into consideration when reviewing our compensation policies and procedures. This is not intended to address specific items of compensation, but rather the overall compensation of our named executive officers and our executive compensation policies and procedures as described in this proxy statement.

At the Meeting we will ask our stockholders to approve the following resolution:

“RESOLVED, that the Company's stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as described in the Company's proxy statement for the 2021 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2020 Summary Compensation Table and the other compensation related tables and disclosure.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm during the year ended December 31, 2020 was BDO. BDO has audited our financial statements since 2018. The Audit Committee has appointed BDO to serve as the Company’s independent registered public accounting firm for 2021. While we are not required to have the stockholders ratify the selection of BDO as our independent auditors, we are doing so because we believe it is a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain BDO; however, the Audit Committee will not be under any obligation to adhere to the stockholders’ vote on this proposal, and in its full discretion may choose to maintain BDO as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

One or more representatives of BDO are expected to be present at the virtual Meeting and they will have the opportunity to make a statement and will be available to respond to appropriate questions.

Fees and Independence

Audit Fees, Audit-Related Fees and Tax Fees

The following table sets forth the fees billed by BDO for the fiscal years ended December 31, 2020 and 2019 for the categories of services indicated.

Category	2020	2019
Audit Fees – (1)	$364,657	$240,000
Audit-Related Fees – (2)	$22,600	$27,224
Tax Fees – (3)	$61,043	$124,687
All Other Fees – (4)	$275,773	$-

(1)

Consists of fees billed for the audit of our annual financial statements, review of interim financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the auditors in connection with statutory and regulatory filings, including registration statements and consents.

(2) (3)

Consist of services not directly related to the audit of the Company’s financial statements which includes audits of benefit plans.

Consists of services for tax compliance and tax advice for 2020 and 2019.

(4)	Consists of services for tax planning and due diligence in connection with business acquisitions.

The Audit Committee has determined that the provision of services by BDO described in the preceding paragraphs is compatible with maintaining BDO independence. All permissible audit and non-audit services provided by BDO in 2020 and 2019 were pre-approved by the Audit Committee on a case-by-case basis.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021.

PROPOSAL 4

APPROVAL OF THE WAYSIDE TECHNOLOGY GROUP, INC. 2021 OMNIBUS INCENTIVE PLAN

The Board believes that stock-based incentive awards play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The Board of Directors has approved, subject to stockholder approval, the Wayside Technology Group, Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”), which will be the successor to the Wayside Technology Group, Inc. 2012 Stock-Based Compensation Plan (as amended, the “2012 Plan”). The Board believes that it is in the best interest of the Company and stockholders for us to adopt the 2021 Plan, because additional grants will no longer be permitted under the 2012 Plan after March 30, 2022. If approved by the stockholders, the 2021 Plan will become effective on the date of the Meeting (the “Effective Date”). If 2021 Plan becomes effective, all outstanding awards under the 2012 Plan will remain outstanding, but no further grants will be made under the 2012 Plan. None of the remaining shares of Common Stock authorized under the 2012 Plan will be transferred to or used under the 2021 Plan nor will any awards under the 2012 Plan that are forfeited increase the shares available for awards under the 2021 Plan.

We are asking our stockholders to approve the 2021 Plan. The principal provisions of the 2021 Plan are summarized below. This summary does not purport to be a complete description of all the provisions of the 2021 Plan and is qualified in its entirety by reference to the 2021 Plan, a copy of which has been filed with the SEC and is attached as Appendix A to this proxy statement. Capitalized terms not otherwise defined in this summary under this Proposal 4 have the meanings given to them in the 2021 Plan.

As of April 7, 2021, there were 331,974 shares of Common Stock available for future awards under the 2012 Plan. However, if the 2021 Plan is approved by stockholders, no additional awards will be made under the 2012 Plan.

Summary of the Material Features of the 2021 Plan

The material features of the 2021 Plan are:

•	The maximum number of shares of Common Stock to be issued under the 2021 Plan is 500,000;
•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted;
•	Stock options and stock appreciation rights will not be repriced without stockholder approval;
•	No dividends are payable with respect to unvested restricted stock;
•	The 2021 Plan provides for recoveries or clawbacks of awards and any shares of Common Stock issued pursuant to awards if the grantee receives any amount that should not have been received for any reason, including financial restatement, mistaken calculation or other administrative error. In addition, awards under the 2021 Plan will be subject to any clawback policy adopted by the Company; and
•	No awards may be made under the 2021 Plan after the tenth anniversary of the date the Plan is approved by the stockholders

Based solely on the closing price of the Company's Common Stock as reported by NASDAQ on April 7, 2021, which was $25.14 and the maximum number of shares that would have been available for awards as of such date under the 2021 Plan, the maximum aggregate market value of the Common Stock that could potentially be issued under the 2021 Plan is $12,570,000. If any shares subject to an award under the 2021 Plan are tendered or withheld by the Company to satisfy any exercise price or tax withholding obligation once the 2021 Plan becomes effective, such tendered or withheld shares will be added back to the shares of Common Stock available for issuance under the 2021 Plan. Shares of Common Stock repurchased on the open market will not be added back to the shares of Common Stock available for issuance under the 2021 Plan.

Rationale for New Plan

The Board believes that the 2021 Plan is critical to the Company’s ongoing effort to build stockholder value. Equity incentive awards are an important component of the executive and non-executive employees’ compensation. The Compensation Committee and the Board believe that the Company must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for the continued growth and success of the Company.

The Board recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to attract, motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. The total fully-diluted overhang as of April 7, 2021 was 13%. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of April 7, 2021. The Board believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

Summary of the 2021 Plan

The following description of certain features of the 2021 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2021 Plan, which is attached hereto as Appendix A.

Number of Shares Authorized. The number of shares of Common Stock initially available for award under the 2021 Plan is 500,000. The shares of Common Stock reserved but not issued under the 2012 Plan shall no longer be available for issuance. Shares of Common Stock underlying any awards under the 2021 Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Common Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Common Stock available for issuance under the 2021 Plan and, to the extent permitted under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code ”), and the regulations promulgated thereunder, the shares of Common Stock that may be issued as Incentive Stock Options. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Common Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Common Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the 2021 Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the 2021 Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the 2021 Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable.

Administration. The Compensation Committee will administer the 2021 Plan and, subject to the other provisions of the 2021 Plan, has the authority to:

•	select the individuals to whom Awards may from time to time be granted;
•	determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;
•	determine the number of shares of Common Stock to be covered by any Award;
•	determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;
•	accelerate at any time the exercisability or vesting of all or any portion of any Award;
•	extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised, subject to the provisions of the 2021 Plan; and
•	adopt, alter and repeal such rules, guidelines and practices for administration of the 2021 Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the 2021 Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the 2021 Plan; to decide all disputes arising in connection with the 2021 Plan; and to otherwise supervise the administration of the 2021 Plan.

Eligibility. The 2021 Plan provides that Awards may be granted to employees, non-employee directors and consultants of the Company and its Affiliates. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Common Stock with respect to which Incentive Stock Options granted under the 2021 Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option. Each Award granted under the 2021 Plan will be evidenced by a written award agreement between the participant and the Company, which will describe the Award and state the terms and conditions applicable to such Award. The principal terms and conditions of each particular type of Award are described below.

Treatment of Dividends on Unvested Restricted Stock Awards. No dividends will be paid with respect to unvested Restricted Stock Awards.

Clawback Policy. Awards under the 2021 Plan will be subject to any clawback policy adopted by the Company. In addition, the 2021 Plan provides for recoveries or clawbacks of awards and any shares of Common Stock issued pursuant to awards if the grantee receives any amount that should not have been received for any reason, including financial restatement, mistaken calculation or other administrative error.

Stock Options. The 2021 Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2021 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The exercise price of each option will be determined by the Compensation Committee. The exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of Common Stock on Nasdaq. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in the Company’s capital structure.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the Common Stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of Common Stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of Common Stock which are free from any restrictions under the 2021 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2021 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change in Control Provisions. In the event of a “change in control,” as defined in the 2021 Plan, awards under the 2021 Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided by the Compensation Committee in the award agreement, upon the effective time of the change in control, all awards with time-based conditions will become vested and exercisable upon the change in control, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or less than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2021 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2021 Plan, to certain limits in the 2021 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2021 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require that tax withholding obligations be satisfied by withholding shares of Common Stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

Transferability of Awards. In general, unless otherwise permitted by the Compensation Committee, no Award granted under the 2021 Plan is transferable by the grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and Awards may be exercised during the grantee’s lifetime only by the grantee, or by the grantees’s legal representative or guardian in the case of the grantee’s incapacity.

Amendments and Termination. The Board may at any time amend or discontinue the 2021 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may materially and adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of any exchange where the Company is listed, any amendments that materially change the terms of the 2021 Plan will be subject to approval by the Company’s stockholders. Amendments shall also be subject to approval by the Company’s stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The 2021 Plan was approved by the Board on April 7, 2021 and will become effective upon stockholder approval. Awards of incentive options may be granted under the 2021 Plan until April 7, 2031. No other awards may be granted under the 2021 Plan after the date that is ten years from the date of stockholder approval.

New Plan Benefits

Because the grant of awards under the 2021 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the 2021 Plan.

Material U.S. Federal Income Tax Treatment of Options and Awards

The following is a summary of the effect of U.S. federal income taxation on the participants in the 2021 Plan and the Company based on current laws. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Incentive Stock Options (“ISO”)

An ISO results in neither taxable income to the optionee (other than potentially under the alternative minimum tax), nor a deduction to the Company at the time it is granted or exercised. If the optionee holds the stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include the income, as ordinary compensation for the year of the disposition, in an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation, subject to the limitations of Section 162(m) of the Code. The optionee’s tax basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options (“NSO”)

A NSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a NSO will, at that time, realize taxable compensation in the amount of the excess of the then market value of the shares over the option price. Subject to the applicable provisions of the Code, including the limitations of Section 162(m), a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in shares received upon exercise is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise.

Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term gain (or loss), depending upon the holding period of the shares.

If a NSO is exercised by tendering previously owned shares of the Company’s Common Stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights (“SAR”)

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted.

If the grantee receives the appreciation inherent in the SAR (change in stock price from grant date to settlement date) in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If the grantee receives the appreciation inherent in the SAR in stock, the value of the stock received is taxable as ordinary income at the fair market value of the stock at the time it is received.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement, subject to the limitations of Section 162(m) of the Code.

Restricted Stock Awards / Performance Stock Awards

No income will be recognized at the time of grant by the recipient of a restricted stock award or performance stock award while such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock awarded will constitute ordinary income to the employee. Subject to the applicable limitations of Section 162(m), a deduction for federal income tax purposes will be allowable to the company in an amount equal to the compensation realized by the recipient.

Other Awards

In the case of an award of RSUs, cash performance awards, dividend equivalents or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the company will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized, subject to the limitations of Section 162(m) of the Code.

Vote Required

The approval of the 2021 Plan requires the affirmative vote of a majority of the shares of Common Stock present in person or represented by the proxy at the Meeting and entitled to vote. votes cast by the holders of the shares present or represented and voting at the Meeting will be required to approve the 2021 Plan. You may vote “FOR,” “AGAINST” or “ABSTAIN”. If you “ABSTAIN” from voting on the 2021 Plan, the abstention will have the same effect as an “AGAINST” vote. Broker non-votes will have no effect on the outcome of Proposal 4.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE 2021 STOCK-
BASED COMPENSATION PLAN.

GENERAL

The Company does not know of any matters other than those stated in this proxy statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, proxies will be voted on these other matters in accordance with the discretion of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons designated therein as proxy appointees, to the extent authorized under Rule 14a-4(c) under the Exchange Act.

TRANSACTIONS WITH RELATED PERSONS

The Company has adopted a written policy whereby all transactions between the Company and each related person (as defined in Item 404 of Regulation S-K) or in which any related person had or will have a direct or indirect material interest must be on terms no less favorable to the Company than could be obtained from unrelated third parties and require pre-approval by a majority of the disinterested members of the Board. During the years ended December 31, 2020 and 2019, the Company made sales to a customer where John McCarthy is an executive. During the years ended December 31, 2020 and 2019, net sales to this customer totaled $0.1 million for each year, and amounts due from this customer as of December 31, 2020 and 2019 totaled $0.1 million, respectively, which were settled in cash subsequent to each year end. These sales were on terms no less favorable to the Company than could be obtained from unrelated third parties.

REPORT OF THE AUDIT COMMITTEE

In the course of fulfilling its responsibilities during fiscal year 2020, the Audit Committee of our Board has:

•	reviewed and discussed with management our audited financial statements for the year ended December 31, 2020;

•	discussed with representatives of BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•	received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by the applicable PCAOB requirements, including those regarding the Independent Registered Public Accounting Firm’s independence;

•	discussed with the Independent Registered Public Accounting Firm its independence from the Company and management; and

•	considered whether the provision by the Independent Registered Public Accounting Firm of non-audit services is compatible with maintaining the Independent Registered Public Accounting Firm’s independence.

Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

Respectfully submitted,
Diana Kurty, Chair
Jeff Geygan
Ross Crane

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Beneficial owners of Common Stock who share a single address may receive only one copy of the Notice of Annual Meeting of Stockholders, proxy statement and 2020 Annual Report, as the case may be, unless their broker, bank or nominee has received contrary instructions from one or more of the affected stockholders at that address. Once a stockholder has received notice from its bank or broker that it will be householding communications to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until such stockholder revokes its consent. If, at any time, any beneficial shareowner(s) at such an address wish to discontinue householding and would prefer to receive a separate copy of the Notice of Annual Meeting of Stockholders, proxy statement and 2020 Annual Report, as the case may be, or if they currently receive multiple copies at the same address and wish to receive only a single copy in the future, they may notify their bank or broker and direct their request to Broadridge, either by calling (800) 579-1639, or by writing to Broadridge, Household Department, 51 Mercedes Way, Edgewater, New York, 11717.

STOCKHOLDER PROPOSALS FOR INCLUSION IN THE COMPANY’S 2022 ANNUAL MEETING PROXY
STATEMENT AND PROXY CARD

Any stockholder proposal to be considered by us for inclusion in the Company’s proxy statement and form of proxy card for the 2022 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act, must be received by the Corporate Secretary at the Company’s principal executive offices located at 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724, no later than December 17, 2021 (120 calendar days prior to the first anniversary of the date this proxy statement was first released to our stockholders). However, if the date of the 2022 annual meeting of stockholders is advanced or delayed by more than 30 days from the first anniversary of the date of the Meeting, then the deadline is a reasonable time before the Company begins to print and send its proxy materials for the 2022 annual meeting of stockholders.

OTHER STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE COMPANY’S 2022 ANNUAL MEETING

Any director nomination or proposal that a stockholder wishes to present at the 2022 annual meeting of stockholders, other than through inclusion in the Company’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, must follow the procedures described in our Certificate of Incorporation and Bylaws. Under these procedures, stockholders must submit the nomination or proposal by giving notice to our Secretary at our principal executive office not later than the earlier to occur of (x) the date that is 60 days prior to the 2022 annual meeting of stockholders and (y) December 17, 2021, which is the deadline for stockholder proposals to be submitted for inclusion in the Company’s proxy materials for the 2022 annual meeting of stockholders. However, if notice or public disclosure of the date of the 2022 annual meeting of stockholders occurs less than 60 days prior to the meeting, any director nomination or proposal by a stockholder, to be timely, must be received by the Company not later than the close of business on the tenth day following the day on which such notice of the meeting date was furnished or such public disclosure was made, whichever occurs first. The stockholder’s notice must set forth the information required under Article V Section 5 of our Certificate of Incorporation. A copy of our current Certificate of Incorporation and Bylaws can be obtained free of charge from our Corporate Secretary who can be reached at the Company’s principal executive offices located at 4 Industrial Way West, 3rd Floor, Eatontown, New Jersey 07724.

By Order of the Board of Directors,

/s/ Jeff Geygan
April 16, 2021

APPENDIX A

WAYSIDE TECHNOLOGY GROUP, INC.

2021 OMNIBUS INCENTIVE PLAN

SECTION	1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Wayside Technology Group, Inc. 2021 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Wayside Technology Group, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means the entity that conducts the general administration of the Plan as provided in Section 2. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 2(c), or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition. In addition, for purposes of the definition of “Change in Control”, Affiliate includes an entity that is under common control with the Company under Sections 414(b) or (c) of the Code and the regulations thereunder.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Cause” has the meaning set forth in the grantee’s Award Agreement, or if none, the meaning set forth in the grantee’s employment agreement, or if none, “Cause” means (a) an act of personal dishonesty in connection with the grantee’s responsibilities as a service provider of the Company; (b) a plea of guilty or nolo contendere to, conviction of, or an indictment for a felony or other crime involving theft, fraud or moral turpitude, in each case in which the Administrator reasonably believes has had or will have a material detrimental effect on the Company’s reputation or business; (c) a breach of any fiduciary duty owed to the Company that has, or is reasonably expected to have, a material detrimental effect on the Company’s reputation or business (except in the case of a personal disability) as determined in good faith by the Administrator; (d) serious neglect or misconduct in the performance of the grantee’s duties for the Company or willful or repeated failure or refusal to perform such duties; (e) the material breach by the grantee of any restrictive covenants (for example, relating to non-competition, non-solicitation or confidentiality; or (f) the abuse by the grantee of drugs or alcohol, if such abuse has or is reasonably expected to have a material adverse effect on the business of the Company.

“Change in Control” means, except to the extent otherwise provided in an Award Agreement, the first to occur of the following events after the grant date: (i) the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, an Affiliate; (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the voting power of the Stock of the Company (other than the Company or any Affiliate; or any employee benefit plan sponsored or maintained by the Company or any Affiliate); (iii) the merger or consolidation of the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger or consolidation, do not, immediately thereafter, own, directly or indirectly, a majority of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company; (iv) the liquidation or dissolution of the Company, other than a liquidation or dissolution for the purposes of effecting a corporate restructuring or reorganization as a result of which persons who were stockholders of the Company immediately prior to such liquidation or dissolution continue to own immediately thereafter, directly or indirectly, a majority of the combined voting power entitled to vote generally in the election of directors of the entity that owns, directly or indirectly, substantially all of the assets of the Company following such transaction; or (v) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of such appointment or election.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 2(a).

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Disability” has the meaning set forth in the grantee’s Award Agreement, or if none, the meaning set forth in the grantee’s employment agreement, or if none, that the grantee is determined to be disabled under Company-provided long-term disability coverage, or if none, “Disability” means the determination by the Administrator, that, because of a medically determinable disease, condition, injury or other physical or mental disability, the grantee is unable to substantially perform the duties of the grantee for the Company, and that such disability is determined or reasonably expected to last for a period of one hundred eighty (180) days (which need not be consecutive) within any twelve (12) month period. This definition shall be interpreted and applied consistent with the Americans with Disabilities Act, the Family and Medical Leave Act, and other applicable law.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on ordinary cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Change in Control.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)               Administration of Plan. The Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall administer the Plan (except as otherwise permitted herein) and, unless otherwise determined by the Board, shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as both a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, and an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 2(a) or otherwise provided in any charter of the Committee. Notwithstanding any other provision of this Plan, the Board of Directors may exercise any and all powers of the Committee with respect to this Plan, except to the extent that the possession or exercise of any power by the Board of Directors would cause any Stock Award to become subject to, or to lose an exemption from Section 16(b) of the Exchange Act.

(b)               Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)                 to select the individuals to whom Awards may from time to time be granted;

(ii)              to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)            to determine the number of shares of Stock to be covered by any Award;

(iv)             to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Agreements;

(v)               to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)             subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised; and

(vii)          at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)               Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to other individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)               Award Agreement. Each Award under the Plan shall be evidenced by an Award Agreement that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)               Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)                Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)               Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 500,000 shares (the “Limit”), subject to adjustment as provided in this Section 3. The maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Limit, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock reserved but not issued under the Wayside Technology Group, Inc. 2012 Stock-Based Compensation Plan as of the Effective Date shall no longer be available for issuance. Shares of Stock underlying any awards under the Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)               Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)               Mergers and Other Transactions. In the case of and subject to the consummation of a Change in Control, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Change in Control do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Change in Control, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Awards with time-based vesting, conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the Change in Control, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and exercisable or nonforfeitable in connection with a Change in Control in the Administrator’s discretion or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Change in Control as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion.

SECTION 5.	STOCK OPTIONS

(a)               Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)               Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c)               Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)               Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)               Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods, as permitted in the sole discretion of the Administrator, except to the extent otherwise provided in the Option Award Agreement:

(i)                 In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)              Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)            By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)             With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)                Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a)               Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Agreement) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)               Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)               Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)               Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.	RESTRICTED STOCK AWARDS

(a)               Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b)               Rights as a Stockholder. A grantee shall not have the rights of a stockholder with respect to the voting of, or receipt of dividends with respect to, Restricted Shares, unless and until the grantee becomes vested in such Restricted Shares. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)               Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been forfeited by the grantee and reacquired by the Company at their original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)               Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse, which shall be reflected in the Restricted Stock Award Agreement. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.	RESTRICTED STOCK UNITS

(a)               Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Agreement) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock or cash. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)               Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(c)               Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.	DIVIDEND EQUIVALENT RIGHTS

(a)               Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)               Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	Transferability of Awards

(a)               Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)               Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)               Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)               Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13.	TAX WITHHOLDING

(a)               Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amount received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)               Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14.	Section 409A awards; SECTION 280g CUTBACK

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. If payment under a 409A Award is triggered by a Change in Control, payment shall be made upon such event only if the Change in Control meets the requirements of Section 409A(a)(2)(A)(v). The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Notwithstanding any provision of this Plan to the contrary, if any payment or benefit that a grantee would otherwise receive from the Company pursuant to an Award under the Plan or otherwise (a “Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code and (b) but for this paragraph, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount (as defined below).  The “Reduced Amount” will be either (1) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (2) the entire Payment, whichever amount after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes), results in grantee’s receipt, on an after-tax basis, of the greatest amount of the Payment. If a reduction in the Payment is to be made, the reduction in payments and/or benefits will occur in the following order: (1) reduction of cash payments; and (2) reduction of other benefits paid to grantee. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of grantee’s equity awards.  In no event will the Company be liable to grantee for any amounts not paid as a result of the operation of this paragraph (other than for the Company’s obligations to pay the Reduced Amount or the entire Payment, as applicable). The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from the Excise Tax, and the grantee shall be responsible for payment of the Excise Tax (if applicable).

SECTION 15.	TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)               Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b)               For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)                 a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii)              an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.	GENERAL PROVISIONS

(a)               No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)               Issuance of Stock. Unless otherwise provided by the Administrator, grantees under this Plan shall not be entitled to stock certificates. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). To the extent the Administrator determines that any stock granted under this Plan shall be certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)               Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)               Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)               Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)                Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the grantee receives any amount in excess of the amount that the grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the grantee may be required to repay any such excess amount to the Company at the discretion of the Board or Committee.

(g)               Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(h)               Successors and Assigns. The Company may assign any of its rights under the Plan or any Award issued thereunder without the grantee’s consent. The Plan and any Awards issued thereunder will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in any Award Agreement, this Plan and any Award Agreement issued thereunder will be binding upon the grantee and the grantee's beneficiaries, executors, administrators and permitted transferees.

SECTION 19.	EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the date on which it is approved by stockholders in accordance with applicable law, the Company’s bylaws and articles of incorporation, as amended, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 20.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware, applied without regard to conflict of law principles. With respect to any claim or dispute related to or arising under the Plan or any Award thereunder, the grantee, by acceptance of an Award, consents to the exclusive jurisdiction, forum and venue of the state and federal courts (as applicable) located in Monmouth County, New Jersey, and waives, to the fullest extent permitted by law, any defenses to venue and jurisdiction in Monmouth County, New Jersey.

1 1 12345678 1 234567 8 1 234567 8 1 234567 8 1 234567 8 1 234567 8 1 234567 8 12345678 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 → x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0 0000510317_1 R1.0.0.177 For Withhold For All All All Except The Board of Directors recommends you vote FOR each of the following nominees: 1. To elect seven directors to serve on the Board, each until the next annual meeting of stockholders and until their successors are elected and qualified; Nominees 01) Jeff Geygan 02) Dale Foster 03) Ross Crane 04) Andy Bryant 05) John McCarthy 06) Carol DiBattiste 07) Gerri Gold WAYSIDE TECHNOLOGY GROUP, INC. 4 INDUSTRIAL WAY WEST, 3RD FLOOR EATONTOWN, NJ 07724 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/7/2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/WSTG2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/7/2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. A non-binding advisory resolution to approve the compensation of the Company's named executive officers, as described in the Company's proxy statement. 3. The ratification of the appointment of BDO USA, LLP (BDO) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021. 4. To vote upon the approval of the Wayside Technology Group, Inc. 2021 Omnibus Incentive Plan, as described in the accompanying proxy statement. NOTE: Such other matters as may properly come before the Annual Meeting of Stockholders and any adjournments thereof. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement of the Company for the Annual Meeting and Company's Annual Report to Stockholders for the fiscal year ended December 31, 2020. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000510317_2 R1.0.0.177 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com WAYSIDE TECHNOLOGY GROUP, INC. Annual Meeting of Stockholders June 8, 2021 10:00 AM This proxy is solicited by the Board of Directors The undersigned stockholder(s) of Wayside Technology Group, Inc., a Delaware corporation, hereby appoint(s) Dale Foster and Michael Vesey, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution and resubstitution to each of them, and hereby authorize(s) them to represent and to vote all the shares of Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 8, 2021, at 10:00 a.m., Eastern Time, via live webcast at www.virtualshareholdermeeting.com/ WSTG2021, and at any adjournments or postponements of such meeting, with all powers which the undersigned would possess if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof and matters incident to the conduct of the meeting, to the extent authorized under Rule 14a-4(c) under the Securities Exchange Act of 1934. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL OF THE BOARD’S NOMINEES UNDER PROPOSAL NO. 1 AND “FOR” PROPOSAL NO. 2, NO.3 AND NO. 4. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD, USING THE ENCLOSED ENVELOPE. YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY. Continued and to be signed on reverse side